Filed Pursuant to Rule 424(b)(5)
Registration No. (333-276245)

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 11, 2024)

Scilex Holding Company

$50,000,000 Principal Amount of Tranche B Senior Secured Convertible Notes Due 2026

Common Warrants to Purchase up to 7,500,000 Shares of Common Stock

Up to 7,500,000 Shares of Common Stock Underlying the Common Warrants

2,197,802 Shares of Common Stock to the Placement Agents

Placement Agent Warrants to Purchase up to 3,669,724 Shares of Common Stock

Up to 3,669,724 Shares of Common Stock Underlying the Placement Agent Warrants

We are offering (i) $50,000,000 aggregate principal amount of our Tranche B senior secured convertible notes (the “Notes”), which Notes are convertible into shares of our common stock, $0.0001 par value per share, under certain conditions more fully described below, and (ii) warrants to purchase up to 7,500,000 shares of our common stock (the “Common Warrants”) directly to certain accredited investors and qualified institutional buyers pursuant to this prospectus supplement and the accompanying base prospectus and a securities purchase agreement (the “Securities Purchase Agreement”), dated as of October 7, 2024, entered into with certain institutional investors (collectively, the “Investor”) and Oramed Pharmaceuticals Inc. (“Oramed”).

We are also offering by this prospectus supplement and the accompanying prospectus shares of our common stock issuable from time to time upon conversion or otherwise under the Notes, and up to 7,500,000 shares of common stock issuable from time to time upon exercise of the Common Warrants.

The aggregate purchase price for the Notes and the related Warrants is $45,000,000. The Notes have an original issue discount of 10.0%. We will receive in exchange for the issuance of the Notes to the Investor an aggregate amount in cash equal to $22,500,000, excluding fees and expenses (as described below), from the Investor. We will receive from Oramed in consideration for the Note issued to Oramed an exchange and reduction of the principal balance under the Oramed Note (as defined below) of $22,500,000. For U.S. federal income tax purposes, it is generally expected that the issue price may be lower and original issue discount may be higher than as described here as the Notes will be issued as a part of an “investment unit.” Please refer to “Material U.S. Federal Income Tax Considerations of the Notes and Warrants” in this prospectus supplement. The Notes will bear interest at a rate of 5.5% per annum, payable in arrears on the first trading day of each calendar quarter, beginning January 2, 2025, payable, at our option, either in cash or in shares of our common stock, subject to certain conditions. Unless earlier converted or redeemed, the Notes will mature on the two-year anniversary of the issuance date, subject to extension at the option of the holder in certain circumstances as provided in the Note. All amounts due under the Notes are convertible at any time, in whole or in part, and subject to certain beneficial ownership limitations, at the option of the holder into shares of our common stock at a conversion price equal to $1.09, subject to adjustment pursuant to the terms of the Notes (as described below in this prospectus supplement). All payments due under the Notes shall be senior to all of our subordinated indebtedness, subordinated under certain circumstances to the Oramed Note (as defined below), and pari passu with all of our other indebtedness. The net proceeds to us from the sale of securities in this offering will be used for repayment and satisfaction of $12,500,000 of the outstanding balance under the Oramed Note, payoff of the Revolving Facility (each as defined in the section of this prospectus supplement titled “Use of Proceeds”), satisfaction of certain legal and other fees, costs and expenses of the Investor, Oramed, the placement agent and the agent, and to the extent of any remaining funds for working capital and general corporate purposes of the Company. See the section titled “Use of Proceeds” for more information regarding the use of proceeds from this offering.

The Common Warrants will have an exercise price of $1.09 per share (subject to adjustment as described in this prospectus supplement) of common stock, will be immediately exercisable and will expire five years from the issuance date. The shares of our common stock issuable from time to time upon exercise of the Common Warrants are also being offered pursuant to this prospectus supplement and the accompanying base prospectus.

As a separate and distinct matter, but concurrent with the transactions contemplated by the Securities Purchase Agreement, we will enter into a purchase and sale agreement (the “Royalty Agreement”) pursuant to which we will pay such investors an 8% royalty on the net sales of certain of our products. Under the terms of the Royalty Agreement, the investors will pay us an aggregate of $5,000,000 for the right to the royalty payments thereunder, of which $2,500,000 will be paid in cash by one investor and the remaining $2,500,000 will be paid by Oramed by exchanging a portion of the outstanding principal balance under the Oramed Note equivalent to Oramed’s portion of the closing payment, which amount shall be extinguished and reduce the outstanding balance under the Oramed Note by an equivalent amount. See the section titled “Prospectus Supplement Summary—Concurrent Royalty Transaction” for more information regarding the Royalty Agreement.

Our common stock and certain warrants outstanding prior to this offering are listed on the Nasdaq Capital Market under the symbols “SCLX” and “SCLXW,” respectively. On October 4, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.98 per share and the closing price of our listed warrants was $0.28 per warrant. There is no established public trading market for the Notes or Common Warrants, and we do not expect a market to develop. We do not intend to list the Notes or the Common Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the Notes and Common Warrants will be limited.

StockBlock Securities LLC and its affiliate, Rodman & Renshaw LLC, have agreed to serve as exclusive placement agents (the “Placement Agents”) in connection with this offering. We have agreed to pay the Placement Agents a fee payable in cash of $2,000,000 and $2,000,000 in shares of our common stock valued at $0.91 per share, or 2,197,802 shares of common stock (the “Placement Agent Shares”). We have also agreed to issue to the Placement Agents or their respective designees warrants, to purchase up to 3,669,724 shares of Common Stock (the “Placement Agent Warrants” and, together with the Common Warrants, the “Warrants”). The Placement Agent Warrants will have an exercise price of $1.09 per share and will become exercisable on the Initial Exercisability Date and will expire five years from the Initial Exercisability Date. We are also registering pursuant to this prospectus supplement and the accompanying prospectus Placement Agent Shares, the Placement Agent Warrants and shares of common stock issuable upon exercise of the Placement Agent Warrants. We have also agreed to pay the Placement Agents for certain expenses incurred in connection with this offering, including their legal fees and out-of-pocket expenses, up to $50,000 and $15,950 for clearing expenses. See “Plan of Distribution” beginning on page S-33 of this prospectus supplement for more information.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and as such, are subject to reduced public company disclosure standards for this prospectus supplement, the accompanying prospectus and our filings with the Securities and Exchange Commission. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company.”

Delivery of the Notes and the Warrants by us is expected to be made on or about October 7, 2024, subject to customary closing conditions.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-15 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement for a discussion of certain risks you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agents

Rodman & Renshaw LLC	StockBlock Securities LLC

The date of this prospectus supplement is October 7, 2024

ABOUT THIS PROSPECTUS SUPPLEMENT

Whenever we refer to “Scilex,” “we,” “our” or “us” in this prospectus supplement, we mean Scilex Holding Company, unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the purchasers of the securities offered by this prospectus supplement and the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement describes the specific terms of this offering. The accompanying base prospectus, including the documents incorporated by reference therein, provides general information about us, some of which, such as the section therein entitled “Plan of Distribution,” may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying base prospectus, combined.

We urge you to carefully read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and the additional information under the heading “Information Incorporated by Reference; Where You Can Find More Information” before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent any information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on the information in this prospectus supplement. The information in this prospectus supplement will be deemed to modify or supersede the information in the accompanying base prospectus and the documents incorporated by reference therein, except for those documents incorporated by reference therein which we file with the SEC after the date of this prospectus supplement.

You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus supplement and the accompanying base prospectus or on any date subsequent to the date of the document incorporated by reference herein or therein, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and this offering. This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. This summary is not complete and may not contain all of the information that is important to you and that you should consider before deciding whether or not to invest in our securities. For a more complete understanding of Scilex and this offering, you should carefully read this prospectus supplement, including any information incorporated by reference into this prospectus supplement as well as the accompanying base prospectus, in their entirety. Investing in our securities involves risks that are described in this prospectus supplement under the heading “Risk Factors,” under the headings “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our other filings with the SEC.

Concurrent Royalty Transaction

Concurrent with the execution of the Securities Purchase Agreement, but as a distinct and separate matter, the Company and Scilex Pharmaceuticals Inc. (“Scilex Pharma”) will enter into a purchase and sale agreement (the “Royalty Purchase Agreement”) with certain institutional investors (collectively, the “Royalty Investor”) and Oramed (together with the Royalty Investor, the “RPA Purchasers”). Pursuant to the Royalty Purchase Agreement, Scilex Pharma will sell to the RPA Purchasers the right to receive 8% of all aggregate net sales worldwide (the “Purchased Receivables”) with respect to ZTlido (lidocaine topical system) 1.8%, SP-103 (lidocaine topical system) 5.4%, and any related, improved successor, replacement or varying dosage forms of the foregoing (the “Covered Products”).

In full consideration for the sale, transfer, conveyance and granting of the Purchased Receivables, and subject to the terms and conditions set forth in the Royalty Purchase Agreement, at the closing of the transactions contemplated thereby, the aggregate purchase price for the Purchased Receivables will be $5,000,000 (net of expenses of the RPA Purchasers). The Royalty Investor shall pay to Scilex Pharma an amount equal to $2,500,000 minus the expenses of the Royalty Investor and Oramed shall pay to Scilex Pharma an amount equal to $2,500,000 minus Oramed’s expenses (collectively, the amount so paid by the RPA Purchasers, the “RPA Closing Payment”). Oramed’s portion of the purchase price shall be paid by exchanging a portion of the outstanding principal balance under the Oramed Note equivalent to its portion of the RPA Closing Payment, which amount shall be extinguished and reduce an equivalent amount of the outstanding balance under the Oramed Note.

The Royalty Purchase Agreement will terminate six months following receipt by the RPA Purchasers of all payments of the Purchased Receivables to which each RPA Purchaser is entitled hereunder during the period commencing on the date of the closing of the transactions contemplated thereby and expiring on the tenth anniversary of such closing date.

In connection with the execution of the Royalty Purchase Agreement, Scilex Pharma will enter into a Security Agreement with the RPA Purchasers (the “Royalty Security Agreement”). Under the Royalty Security Agreement, the Company’s and Scilex Pharma’s due performance and payment under the Royalty Purchase Agreement shall be secured by certain collateral including a collection account and certain material contracts, intellectual property rights and the regulatory approvals, in each case related to the Covered Products.

In addition, Scilex Pharma will enter into a subordination agreement with the RPA Purchasers and the Agent pursuant to which all obligations, liabilities and indebtedness under the Royalty Purchase Agreement will be secured by first priority liens on the collaterals under the Royalty Security Agreement, and all obligations under the Amended and Restated Security Agreement (as defined below) will be secured by first priority liens on the collaterals under the Amended and Restated Security Agreement and second priority liens on the collaterals under the Royalty Security Agreement.

Rest of World License Term Sheet

Concurrent with the execution of the Securities Purchase Agreement, but as a distinct and separate matter, the Company will enter into a binding term sheet (the “ROW License Term Sheet”) with certain investors (the “ROW Parties”) for a license and development agreement (the “Lido License Agreement”) with respect to services, compositions, products, dosages and formulations comprising lidocaine, including without limitation, the product and any future product defined as a “Product” under Scilex Pharma’s existing (i) Product Development Agreement, dated as of May 11, 2011, with Oishi Koseido Co., Ltd. (“Oishi”) and Itochu Chemical Frontier Corporation (“Itochu”), as amended, and (ii) the associated Commercial Supply Agreement, dated February 16, 2017, between the Company, Oishi and Itochu, as amended. Subject to determination of a final structure for the transactions contemplated by the ROW License Term Sheet, it is anticipated that the ROW Parties will hold the Lido License Agreement through a joint venture, “Lido DevCo”, owned and controlled by the ROW Parties.

In consideration for the rights to be provided under the proposed Lido License Agreement, Lido DevCo would invest $200,000 (whether through cash consideration or in-kind payment through the provision of services) per year toward expanding the product. Under the proposed License Agreement, the Company will grant Lido DevCo a worldwide, exclusive right, license and interest to all products rights for the development, out-licensing, commercialization of any Product outside of the United States and any excluded designated territories (the “ROW Territory”) and each of Lido DevCo and the Company will receive 50% of the net revenue (less expenses) generated in the ROW Territory. The Company is required to use its commercially reasonable efforts to obtain the consent of Oishi and Itochu to the Lido License Agreement, including by enforcing the Company’s rights under such Product Development Agreement if that consent is not obtained within 30 days of execution of the ROW License Term Sheet, Lido DevCo has the right to designate an agent to continue negotiations directly with Oishi and Itochu. Definitive documents for the Lido License Agreement and related matters are subject to negotiation among the parties thereto.

Scilex Holding Company

Overview

We are an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. We target indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes.

Our commercial products are: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) GLOPERBA®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults. In addition, we have three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXA™”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica for which we have completed a pivotal Phase 3 study; (ii) SP-103 (lidocaine topical system) 5.4% (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of chronic neck pain and for which we have completed a Phase 2 trial in low back pain (“LBP”) in the third quarter of 2023; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022. We believe our currently approved products and future product candidates, if approved by the FDA, could uniquely address what we believe are the significant unmet needs of the targeted populations and become the preferred treatment option for their respective indications.

Our guiding principle has always been and remains a patient-first approach, which drives our mission to meet the increasing global demand for more effective and safer non-opioid pain management solutions. Through rigorous research and development, we believe we are on the cusp of establishing Scilex as the preeminent name in commercial non-opioid pain management, specifically targeting the unmet needs in both acute and chronic pain sectors with our innovative and leading therapies. We believe that we have not only responded to the global demand for safer, more effective pain relief solutions, but also made substantial progress in demonstrating the rapid onset and enhanced safety of our products.

Our Products

We launched our first commercial product, ZTlido® (lidocaine topical system) 1.8% in October 2018. ZTlido possesses novel delivery and adhesion technology designed to address many of the limitations of current prescription lidocaine patches by providing significantly improved adhesion and continuous pain relief throughout the 12-hour administration period. ZTlido is a single-layer, drug-in-adhesive topical delivery system comprised of an adhesive material containing 36 mg lidocaine, which is applied to a pliable nonwoven cloth backing and covered with a polyethylene terephthalate film release liner. ZTlido is commercially manufactured for us by Oishi Koseido Co., Ltd. (“Oishi”) in Japan. We license the rights to ZTlido from and rely exclusively on Oishi and Itochu Chemical Frontier Corporation (“Itochu”) pursuant to the Product Development Agreement dated as of May 11, 2011, by and among Scilex Pharmaceuticals Inc., our wholly owned subsidiary (“Scilex Pharma”), Oishi and Itochu, and the Commercial Supply Agreement, dated as of February 16, 2017, by and among Scilex Pharma, Oishi and Itochu. We have exclusive worldwide rights to Oishi’s proprietary formulation and manufacturing technologies except with respect to Japan. In 2023, there were more than 182 million prescription lidocaine patches sold in the United States, according to Symphony Healthcare.

We launched our second commercial product, ELYXYB® in April 2023. We acquired the rights to certain patents, trademarks, regulatory approvals, data, contracts, and other rights related to ELYXYB® (celecoxib oral solution) and the commercialization thereof in the United States and Canada from BioDelivery Sciences International, Inc. and Collegium Pharmaceutical, Inc. in February 2023. ELYXYB® is a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults. We filed a New Drug Submission to Health Canada’s Pharmaceutical Drugs Directorate, Bureau of Cardiology, Allergy and Neurological Sciences for the approval of ELYXYB® for acute treatment of migraine with or without aura in Canada.

We launched our third commercial product, GLOPERBA, in June 2024. We acquired certain rights to GLOPERBA on June 14, 2022, when we entered into a License and Commercialization Agreement (the “Romeg Agreement”) with RxOmeg Therapeutics, LLC (a/k/a Romeg Therapeutics, Inc.) (“Romeg”). Pursuant to the Romeg Agreement, among other things, Romeg granted us (1) the right to manufacture, promote, market, distribute and sell pharmaceutical products comprising liquid formulations of colchicine for the prophylactic treatment of gout in adult humans in the United States, and (2) an exclusive, transferable license to use the trademark “GLOPERBA®”. GLOPERBA is an FDA-approved, oral medication for the treatment of gout in adults. Gout is a painful arthritic disorder affecting an estimated 9.2 million people in the United States. Gout pain can be excruciating and is a form of inflammatory arthritis that develops in some people who have high levels of uric acid in their blood. It can cause sudden severe episodes of pain and can be disabling with tenderness, warmth and swelling. Non-steroidal anti-inflammatory drugs, colchicine and corticosteroids are used a majority of time as the first line to treat acute gout. The U.S. is observed to have a high prevalence of gout, owing to lifestyle issues such as high alcohol intake, obesity, and smoking. We launched GLOPERBA in June 2024 and believe we are well positioned to market and distribute the product. We have a direct distribution network to national and regional wholesalers and pharmacies throughout the U.S.

Our Product Candidates

We acquired SP-102 from Semnur Pharmaceuticals, Inc., our wholly owned subsidiary (“Semnur”), in March 2019 and are developing SP-102 to be an injectable viscous gel formulation of a widely used corticosteroid designed to address the serious risks posed by off-label epidural steroid injections (“ESI”), which are administered over 12 million times annually in the United States. SEMDEXA™ has been granted fast track designation by the FDA and, if approved, could become the only FDA-approved ESI for the treatment of sciatica. According to a report by Decision Resources Group, it was estimated that over 4.8 million patients would suffer from sciatica in the United States in 2022. We received our SP-103 Phase 2 top-line results in August 2023 and the trial achieved its objectives characterizing safety, tolerability and preliminary efficacy of SP-103 in acute LBP associated with muscle spasms. SP-103 was safe and well tolerated. Increase of lidocaine load in topical system by three times, compared with approved ZTlido, 5.4% vs. 1.8%, did not result in signs of systemic toxicity or increased application site reactions with daily applications over one month treatment. We will continue to analyze the SP-103 Phase 2 trial data along with an investigator study of ZTlido in patients with neck pain completed in the second half of 2023, which also has shown promising top-line efficacy and safety results. SP-103, if approved, could become the first FDA-approved lidocaine topical product for the treatment of chronic neck pain. SP-103 is a triple-strength lidocaine topical system designed to deliver a dose of lidocaine three times higher than any lidocaine topical product that we are aware of, either approved or in development. We are examining SP-103 as a treatment for chronic neck pain, a condition with high unmet need which we expect could affect over 20 million patients in the United States as of 2023. Once the data analysis has been completed from both studies, we will request end of Phase 2 meeting with the FDA to discuss next steps to Phase 3. We are developing SP-104 as a novel delayed-release formulation of low-dose naltrexone hydrochloride for the treatment of fibromyalgia, which remains a largely unmet medical need given the low response rates of commercially available therapies. Naltrexone is routinely used off-label to treat fibromyalgia. There are no low-dose formulations commercially available in the United States. Our patented formulation is designed to overcome undesirable effects of immediate release naltrexone, such as hyperalgesia, dysphoria, nausea, anxiety and insomnia.

We are focused on identifying treatment options for pain management with established mechanisms that have deficiencies in safety, efficacy or patient experience. We believe this approach allows us to potentially leverage the regulatory approval pathway available under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act for each of our product candidates.

The following chart illustrates completed and anticipated milestones for our current commercial products and novel product candidates.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our  Annual Report on Form 10-K for the year ended December 31, 2023, each as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, which are incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

See the section titled “Risk Factors” in this prospectus supplement for a discussion of some of the risks related to the execution of our business strategy.

Semnur Business Combination

On August 30, 2024, Semnur entered into an agreement and plan of merger (the “Semnur Merger Agreement”) with Denali Capital Acquisition Corp., a Cayman Islands exempted company (“Denali”), and Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali (“Denali Merger Sub”).

The Denali Merger Agreement provides that, among other things, (i) on the terms and subject to the conditions set forth therein, Denali Merger Sub will merge with and into Semnur, with Semnur surviving as a wholly owned subsidiary of Denali (the “Denali Merger”), and (ii) prior to the closing of the Denali Merger, Denali will migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware, as amended, and de-register in the Cayman Islands in accordance with Section 206 of the Cayman Companies Act. Upon the closing of the Denali Merger, it is anticipated that Denali will change its name to “Semnur Pharmaceuticals, Inc.”. The Denali Merger is expected to close during the first quarter of 2025, following the receipt of the required approval by Denali’s shareholders (prior to the Domestication) and the satisfaction or waiver of other customary closing conditions.

Business Combination

On November 10, 2022, Vickers Vantage Corp. I, our predecessor company (“Vickers”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of that certain

Agreement and Plan of Merger, dated as of March 17, 2022, by and among us, Vantage Merger Sub Inc., a Delaware corporation that was a wholly owned subsidiary of Vickers prior to the Closing (“Merger Sub”), and the pre-Business Combination Scilex Holding Company (“Legacy Scilex”), as it may be amended or restated from time to time (the “Merger Agreement”).

Pursuant to the Merger Agreement, (i) prior to the closing of the Business Combination (the “Closing”), Vickers changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”) and (ii) at the Closing, and following the Domestication, Merger Sub merged with and into Legacy Scilex (the “Merger”), with Legacy Scilex as the surviving company in the Merger, and, after giving effect to such Merger, Legacy Scilex became a wholly owned subsidiary of Vickers. The Merger was approved by Vickers’s shareholders at a meeting held on November 9, 2022. In connection with the Business Combination, Vickers changed its name to “Scilex Holding Company.”

Corporate Information

We were incorporated under the name “Vickers Vantage Corp. I” on February 21, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On November 9, 2022, we changed our jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. On November 9, 2022, we changed our name to “Scilex Holding Company”.

Our principal executive offices are located at 960 San Antonio Road, Palo Alto, California 94303, and our telephone number is (650) 516-4310. Our website address is www.scilexholding.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our business, financial condition and results of operations. In addition, we are in the process of evaluating the benefits of relying on the other exemptions and reduced reporting requirements provided by the JOBS Act.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the initial public offering of our company, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates equals or exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

The Offering

Description of the Notes:

Tranche B Senior Secured Convertible Notes offered by us	$50,000,000 aggregate principal amount of our Tranche B senior secured convertible notes (the “Notes”) with an original issue discount of 10.0%. For U.S. federal income tax purposes, it is generally expected that the issue price may be lower and original issue discount may be higher than as described here as the Notes will be issued as a part of an “investment unit.” Please refer to “Material U.S. Federal Income Tax Considerations of the Notes and Warrants” in this prospectus supplement.

Ranking	All payments due under the Notes shall be senior to all subordinated indebtedness of the Company, subordinated under certain circumstances to the Oramed Note (as defined below), and pari passu with all other indebtedness of the Company.

Interest	5.5% per annum (subject to increase to 15% per annum upon the occurrence and during the continuance of an event of default).

Maturity Date	October 7, 2026.

Conversion at Option of Holder	Subject to the limitations on conversion described below, all amounts due under the Notes are convertible at any time, in whole or in part, at the holder’s option, into our common stock at the initial fixed conversion price of $1.09 per share, or the “Conversion Price”, which is subject to:

•	proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination, recapitalization and/or similar transactions; and

•	full-ratchet adjustment (down to the Conversion Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the fixed conversion price then in effect.

Conversion Price Floor	The Conversion Price cannot be lower than $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Conversion Price Floor”) unless shareholder approval is obtained to allow the Notes to convert at a price that is lower than the Conversion Price Floor in accordance with the rules and listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). The Company is under no obligation to seek or obtain such shareholder approval.

Voluntary Adjustment Right	Subject to the rules and listing standards of Nasdaq (“Nasdaq Listing Rules”), we have the right, at any time, with the written consent of the Required Holders (as defined in the Notes), to reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by our board of directors.

Alternate Conversion	Upon an event of default (disregarding terms or conditions of the Interecreditor Agreement governing the declaration or occurrence of an event of default) (a “Triggering Event”), each holder may alternatively elect to convert the Notes (not including any Make-Whole Amount (as defined below)), at any time beginning on the earlier of notice from the Company or becoming aware of a Triggering Event and ending 20 trading days after the later of the (x) cure of a Triggering Event and (y) a notice from the Company detailing, among of the things, whether the Triggering Event is curable and the plan to acheive such cure, at such holder’s option, into shares of our common stock at the “Alternate Conversion Price” equal to the lesser of:

•	the Conversion Price then in effect;

•	the greater of:

•	the Conversion Price Floor then in effect; and

•	the lesser of:

•	80% of the volume weighted average price (“VWAP”) of our common stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice;

•	80% of the VWAP of our common stock as of the trading day of the delivery or deemed delivery of the applicable conversion notice; and

•

80% of the price computed as the quotient of (i) the sum of the VWAP of our common stock for each of the three trading days with the lowest VWAP of our common stock during the fifteen consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, divided by (ii) three;

provided that unless the Company shall have obtained the approval of stockholders to the issuance of shares of the Company’s common stock at a price per share below the Conversion Price Floor in compliance with Nasdaq Listing Rules, no adjustments shall result in the Conversion Price of the Notes being less than the Conversion Price Floor.

Limitations on Conversion	Beneficial Ownership Limitation

A holder shall not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder (together with certain of its related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of our common stock outstanding immediately after giving effect to such conversion. The Maximum Percentage with respect to a holder and certain of its related parties may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to us.

Holder Redemption Rights	Event of Default Redemption

Upon an event of default, each holder of Notes may require us to redeem in cash all, or any portion, of the Notes at a 35% redemption premium to the greater of the amount then outstanding under the Notes (not including any Make-Whole Amount) and the equity value of our common stock underlying the Notes. Upon a bankruptcy event of default, a mandatory cash redemption is applicable as set forth below.

Change of Control Redemption

In connection with a change of control of the Company (including any fundamental transaction in which our successor is not a public company), each holder may require us to redeem in cash all, or any portion, of the Notes at a 30% redemption premium to the greater of (i) the amounts then outstanding under the Notes to be redeemed; (ii) the equity value of our common stock underlying such Notes; and (iii) the equity value of the change of control consideration payable to the holders of our common stock underlying such Notes.

Subsequent Placement Redemption

The holders of the Notes may require us to redeem in cash such holder’s pro rata share of the Notes (including any Make-Whole Amount applicable in the case of certain subsequent transactions), upon the occurrence of certain subsequent capital raising transactions with 35% of the net cash proceeds therefrom (or, in the case where the applicable transaction is itself an exercise of warrants, 100% of the gross proceeds from such exercise).

Asset Sale Redemption

Upon the occurrence of certain asset sales, each holder of Notes may require us to redeem in cash such holder’s pro rata share of the Notes (not including any Make-Whole Amount), with 25% of the net cash proceeds therefrom.

Revenue Sweep Redemption

At any time on or after the first anniversary of the issuance date of the Notes, if we fail to use 20% of our net revenue from the previous fiscal quarter to redeem the Notes, each holder of Notes may require us to redeem in cash the Notes, in whole or in part, with such remaining percentage of net revenue.

Bankruptcy Event of Default Mandatory Redemption	Upon any bankruptcy event of default, we shall immediately redeem in cash all amounts due under the Notes at 35% premium unless the holder waives such right to receive such payment.

Company Optional Redemption	At any time there is no failure of certain specified conditions relating to the Company’s equity, the Company shall have the right to redeem in cash all, but not less than all, the amount then outstanding under the Notes at a 35% redemption premium to the greater of (i) the amount then outstanding under the Notes to be redeemed and (ii) the equity value of our common stock underlying such Notes.

Installment Redemption	Starting on January 2, 2025, the Notes amortize in seven equal installments payable in cash on a quarterly basis until (and including upon) maturity.

Make-Whole Amount	In connection with any amortization, certain redemptions or other repayment of the Notes, we will also pay an amount equal to the amount of additional interest that would accrue under such Notes at the interest rate then in effect assuming that the amount so converted, redeemed, amortized or otherwise repaid on such date of determination instead remained outstanding through and including the maturity date of such Notes.

Description of the Common Warrants:

Shares Issuable on Exercise	Up to 7,500,000 shares of our common stock (subject to adjustment in accordance with the terms of the Common Warrants).

Exercise Price	$1.09 per share, subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar event.

The exercise price is also subject to full-ratchet adjustment (down to the Exercise Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the exercise price then in effect.

Exercise Price Floor	The exercise price cannot be lower than $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Exercise Price Floor”), unless shareholder approval is obtained to allow the Warrants to be exercised at a price that is lower than the Exercise Price Floor in accordance with Nasdaq Listing Rules. The Company is under no obligation to seek or obtain such shareholder approval.

Cashless Exercise	If at the time of exercise of the Common Warrants, there is no effective registration statement registering the shares of our common stock underlying the Common Warrants, such warrants may be exercised on a cashless basis pursuant to their terms.

Limitations on Exercise	A holder shall not have the right to exercise any portion of a Common Warrant to the extent that, after giving effect to such conversion, the holder (together with certain of its related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of our common stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to us.

Exercise Period	The Common Warrants will be immediately exercisable, and will be exercisable for a period of five years from the issuance date.

Description of the Placement Agent Shares:

Shares of common stock offered by us	2,197,802 shares of our common stock.

Lock-up	The Placement Agent Shares will be subject to a 120 day lock-up; provided that if our common stock is trading at a price per share that is 10% above the Conversion Price of the Notes during such 120 day period, then the Placement Agents (together) shall be permitted to sell up to 8% of the trading volume per day. In addition, during such 120 day period, the Placement Agents (whether directly or indirectly through their respective affiliates) shall be prohibited from hedging, pledging or similar transactions and from short-selling our securities, subject to certain exceptions.

Description of the Placement Agent Warrants:

Shares Issuable on Exercise	Up to 3,669,724 shares of our common stock.

Exercise Price	$1.09, subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar event. The exercise price is also subject to full-ratchet adjustment (down to the Exercise Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the exercise price then in effect.

Exercise Price Floor	The exercise price cannot be lower than $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Exercise Price Floor”), unless shareholder approval is obtained to allow the Warrants to be exercised at a price that is lower than the Exercise Price Floor in accordance with Nasdaq Listing Rules. The Company is under no obligation to seek or obtain such shareholder approval.

Cashless Exercise	If at the time of exercise of the Placement Agent Warrants, there is no effective registration statement registering the shares of our common stock underlying the Placement Agent Warrants, such warrants may be exercised on a cashless basis pursuant to their terms.

Limitations on Exercise	A holder shall not have the right to exercise any portion of a Placement Agent Warrant to the extent that, after giving effect to such conversion, the holder (together with certain of its related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of our common stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to us.

Exercise Period; Lock-up	The Placement Agent Warrants will be immediately exercisable, and will be exercisable for a period of five years from the issuance date; provided, however, that the Placement Agents have agreed not to exercise the Placement Agent Warrants for a period of 180 days following the date of issuance.

Other Matters:

Use of proceeds	We currently intend to use the net proceeds from the offering for working capital purposes, repayment of our indebtedness, including repayment of a portion of indebtedness under that certain senior secured promissory note (the “Oramed Note”) issued on September 21, 2023, by the Company to Oramed Pharmaceuticals Inc. (“Oramed”), and general corporate purposes. See “Use of Proceeds” beginning on page S-23 of this prospectus supplement for additional detail.

Trading symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “SCLX.” There is no established public trading market for the Common Warrants, and we do not expect a market to develop. We do not intend to list the Notes, Common Warrants or Placement Agent Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the Notes, Common Warrants and Placement Agent Warrants will be limited.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-15 of this prospectus supplement and other information included or incorporated in this prospectus supplement for a discussion of factors you should carefully consider before investing in our securities.

Certain U.S. Federal Income Tax Considerations	You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Notes and the Common Warrants or any shares of common stock into which the Notes may be converted and may be issued upon exercise of the Common Warrants in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Material U.S. Federal Income Tax Considerations of the Notes and Warrants” in this prospectus supplement.

RISK FACTORS

Our Annual Report on Form 10-K for the year ended December 31, 2023 which is incorporated by reference into this prospectus supplement, as well as our other filings with the SEC, include material risk factors relating to our business. Those risks and uncertainties and the risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial or that are not specific to us, such as general economic conditions, may also materially and adversely affect our business and operations. If any of those risks and uncertainties or the risks and uncertainties described below actually occurs, our business, financial condition or results of operations could be harmed substantially. In such a case, you may lose all or part of your investment. You should carefully consider the risks and uncertainties described below and those risks and uncertainties incorporated by reference into this prospectus supplement, as well as the other information included in this prospectus supplement, before making an investment decision with respect to our securities.

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including repayment of our indebtedness under the Oramed Note, as further described in the section of this prospectus titled “Use of Proceeds”. We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

If you purchase Notes in this offering, you may experience future dilution as a result of future equity offerings, convertible debt offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock in future transactions may be higher or lower than the price per share in previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units, or the issuance of shares of our common stock upon conversion of Notes, would result in further dilution of your investment. The issuance of such additional shares of our common stock (including pursuant to the exercise of outstanding stock options or warrants or the conversion of Notes), or securities convertible into or exchangeable or exercisable for shares of our common stock, may result in downward pressure on the price of our common stock.

We may not be able to generate sufficient cash to service our indebtedness and other liquidity needs.

Our ability to make payments on and to refinance our indebtedness and to fund our other obligations, planned capital expenditures and other strategic investments will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not generate sufficient cash flow from operations, and we cannot assure you that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs.

If we do not generate cash flow from operations sufficient to pay our debt service or other obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. Our ability to refinance our debt and fund other obligations will depend on the condition of the capital markets and our financial condition at that time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. See Note 2 titled “Liquidity and Going Concern” of our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, for a discussion regarding our ability to continue as a going concern.

The sale of securities in this offering, including any shares issuable upon the conversion or exercise of the Note, Common Warrants or Placement Agent Warrants, as applicable, and any future sales of our common stock, or the perception that such sales could occur, may depress our stock price and our ability to raise funds in new offerings.

We may from time to time issue additional common stock at a discount from the current trading price of our common stock. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred shares or common shares. Sales of securities in this offering, including any common stock issuable upon the conversion or exercise of the Notes, Common Warrants or Placement Agent Warrants, as applicable, or the perception that such sales could occur, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. Failure to obtain this necessary capital if needed may force us to delay, limit, or terminate our business plans or our operations.

We have not paid cash dividends in the past and we do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the capital appreciation, if any, of our common stock.

We have not paid cash dividends on our common stock and we do not anticipate paying cash dividends on our common stock in the foreseeable future. Should we decide in the future to do so, as a holding company, our ability to pay dividends on our capital stock and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our ability to pay dividends may be limited by covenants in future outstanding indebtedness that we or our subsidiaries may incur. Since we do not intend to pay dividends, a stockholder’s ability to receive a return on such stockholder’s investment will depend on any future appreciation in the market value of our common stock. There is no guarantee that our common stock will appreciate or even maintain the price at which our stockholders have purchased it.

The holders of the Notes will not be entitled to any rights with respect to our common stock but will be subject to all changes made with respect to our common stock.

Subject to limited contractual rights, the holders of the Notes will not be entitled to any rights with respect to our common stock until the Notes are converted, but will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our articles of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our common stock as a result of conversion of such holder’s Note, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The Common Warrants purchased in this offering are speculative in nature and do not entitle the holder to any rights as common stockholders until the holder exercises the warrant for shares of our common stock, except as set forth in the Common Warrants. The Common Warrants being offered also may not have value.

Until you acquire shares of our common stock upon exercise of your Common Warrants purchased in this offering, such warrants will not provide you any rights as a common stockholder, such as voting rights, except as set forth therein. Upon exercise of your Common Warrants purchased in this offering, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date. The Common Warrants being offered by us in this offering have an exercise price of $1.09 per share, subject to certain adjustments. The Common Warrants will be immediately exercisable and expire five years from the issuance date, after which date any unexercised Common Warrants will expire and have no further value. In the event that the market price of our common stock does not exceed the exercise price of the Common Warrants, the Common Warrants may not have any value.

We may not receive any additional funds upon the exercise of the Common Warrants and the Placement Agent Warrants.

Each Common Warrant and the Placement Agent Warrants may be exercised by way of a cashless exercise if permitted by the terms of such warrants, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Common Warrant and the Placement Agent Warrants, as applicable. Accordingly, we may not receive any additional funds upon the exercise of the Common Warrants or the Placement Agent Warrants or if the Common Warrants or the Placement Agent Warrants altogether are not exercised at all.

We do not intend to apply for any listing of the Notes, Common Warrants or Placement Agent Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the Notes, Common Warrants and Placement Agent Warrants.

We do not intend to apply for any listing of the Notes, Common Warrants or Placement Agent Warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Notes, Common Warrants and Placement Agent Warrants. Without an active market, the liquidity of the Notes, Common Warrants and Placement Agent Warrants will be limited. Further, the existence of the Notes, Common Warrants and Placement Agent Warrants may act to reduce both the trading volume and the trading price of our common stock.

Significant holders or beneficial holders of our common stock may not be permitted to exercise the Notes or Common Warrants that they purchase in this offering.

The terms of the Notes and the Common Warrants will prohibit a holder (together with its affiliates and other attribution parties) from converting or exercising any portion of the Notes or a Warrant, as applicable, to the extent that immediately after giving effect to such exercise, the holder would own more than 4.99% of our outstanding common stock, provided that, at the election of the holder, such beneficial ownership limitation may be increased or decreased to a percentage not to exceed 9.99% of our outstanding common stock upon 61 days’ notice to us. As a result, if you hold a significant amount of our securities, you may not be able to convert or exercise your Notes or Common Warrants, as applicable, for shares of our common stock, in whole or in part, at a time when it would be financially beneficial for you to do so.

We may not have the sufficient resources to repurchase the Common Warrants.

Under certain circumstances, in the event of a fundamental transaction, as described in the Common Warrants, holders of the Common Warrants may each require us or our successor entity in such transaction to repurchase the remaining unexercised portion of such Warrant for an amount of cash equal to the value of such Common Warrant as determined in accordance with the Black Scholes option pricing model on the date of the fundamental transaction, if the fundamental transaction is within our control. Our or such successor entity’s ability to repurchase the Common Warrants upon such an event will depend on our or such successor entity’s available cash resources at such time, which will also be subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that we will maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to repurchase the Common Warrants in the event of a fundamental transaction.

If we do not maintain a current and effective registration statement or resale registration statement registering the shares of common stock issuable upon exercise of the Common Warrants, holders will also be able to exercise such Common Warrants on a “cashless basis.”

If a registration statement registering the shares of common stock issuable upon exercise of the Common Warrants under the Securities Act is not effective or available at the time that holders wish to exercise such Common Warrants, and if a resale registration statement registering the shares of common stock issuable upon exercise of the Common Warrants under the Securities Act is also not effective or available at the time that holders wish to exercise such Common Warrants, holders will also be able to exercise the Common Warrants on a “cashless basis.” As a result, the number of shares of common stock that holders will receive upon exercise of the Common Warrants will be fewer than it would have been had such holders exercised their Common Warrants for cash.

Provisions in the Notes may deter or prevent a business combination that may be favorable to you.

Under the terms of the Note, we are prohibited from engaging in certain mergers or acquisitions unless, among other things, the surviving entity in certain circumstances assumes our obligations under the Note. In addition, the terms of the Note require us to offer to purchase the Note for cash in the event of a change of control. A non-stock takeover of our company may trigger the requirement that we purchase the Note. These and other provisions could prevent or deter a third party from acquiring us, even where the acquisition could be beneficial to you.

The market price of our common stock may fluctuate significantly, and investors in our common stock may lose all or a part of their investment.

The market prices for securities of biotechnology and pharmaceutical companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. For example, from November 11, 2022 (the first trading day following the closing of the Business Combination) to October 4, 2024, our closing stock price ranged from $0.74 to $14.80. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control.

Our recurring losses from operations, negative cash flows and substantial cumulative net losses raise substantial doubt about our ability to continue as a going concern.

In Note 2 titled “Liquidity and Going Concern” of our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, we disclose that there is substantial doubt about our ability to continue as a going concern. We have negative working capital and have incurred significant operating losses and negative cash flows from operations and expect to continue incurring losses for the foreseeable future. Further, we had an accumulated deficit of approximately $552.2 million as of June 30, 2024 and approximately $490.2 million as of December 31, 2023. These conditions raise substantial doubt about our ability to continue as a going concern. Our unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our ability to become a profitable operating company is dependent upon our ability to generate revenue and obtain financing adequate to fulfill our development and commercialization activities, and achieving a level of revenue adequate to support our cost structure. We have plans to obtain additional resources to fund our currently planned operations and expenditures through additional debt and equity financing. We will need to seek additional financing to fund our current operations, including the commercialization of ZTlido, GLOPERBA and ELYXYB, as well as the development of our other material product candidates for the next 12 months. Our plans are substantially dependent upon the success of future sales of ZTlido, GLOPERBA and ELYXYB, among which GLOPERBA and ELYXYB are still in the early stages of commercialization, and are dependent upon, among other things, the success of our marketing of ZTlido, GLOPERBA and ELYXYB and our ability to secure additional payor contracts with terms that are consistent with our business plan. If we are unable to obtain sufficient funding, our financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. Future financial statements may disclose substantial doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all.

If you are a U.S. holder, you may be deemed to receive a taxable distribution without the receipt of any cash or property.

The conversion rate of the Notes is subject to adjustment in certain circumstances. Adjustments to the conversion rate of the Notes that have the effect of increasing your proportionate interest in our earnings and profits or assets may in some circumstances result in a constructive distribution subject to U.S. federal income tax without the receipt of any cash. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the Notes. See “Material U.S. Federal Income Tax Considerations of the Notes and Warrants.” Similarly, any adjustment to the number of shares that will be issued on the exercise of a Common Warrant, or an adjustment to the exercise price of a Common Warrant, may be treated as a constructive distribution to you if, and to the extent that, such adjustment has the effect of increasing your proportionate interest in our earnings and profits or assets. An adjustment can be treated as a constructive distribution regardless of whether you ever exercise the Common Warrant or receive any cash or property as a result of the adjustment (or, in certain circumstances, a failure to adjust). You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the number of shares that will be issued on the exercise of a Common Warrant, or an adjustment to the exercise price of a Common Warrant. See “Material U.S. Federal Income Tax Considerations of the Notes and Warrants.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into this prospectus supplement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:

•	our ability to maintain the listing of our common stock on the Nasdaq Capital Market;

•	our public securities’ liquidity and trading;

•	our ability to raise financing in the future;

•	our future use of equity or debt financings to execute our business strategy;

•	our ability to use cash on hand to meet current and future financial obligations, including funding our operations, debt service requirements and capital expenditures;

•	the outcome of any legal proceedings that may be instituted against us;

•	our ability to attract and retain qualified directors, officers, employees and key personnel;

•	our ability to compete effectively in a highly competitive market;

•	the competition from larger biotechnology companies that have greater resources, technology, relationships and/or expertise;

•	the ability to protect and enhance our corporate reputation and brand;

•	the impact from future regulatory, judicial and legislative changes in our industry;

•	our ability to obtain and maintain regulatory approval of any of our product candidates;

•	our ability to research, discover and develop additional product candidates;

•	our ability to grow and manage growth profitably;

•	our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to execute our business plans and strategy;

•	our ability to prevent, respond to, and recover from a cybersecurity incident;

•	the effect of global economic and political developments, including the conflicts in Ukraine and Israel; and

•	the impact of COVID-19 and other similar disruptions in the future.

Any forward-looking statements should be considered in light of these factors. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “contemplate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “will,” “would” and other similar words and expressions (including the negative of any of the foregoing), but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on information available as of the date of this prospectus supplement and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and our directors, officers and affiliates. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

You should read this prospectus supplement, the documents incorporated herein by reference and the accompanying base prospectus completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I—Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings with the SEC, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, that are incorporated by reference in this prospectus supplement.

You should assume that the information appearing in this prospectus supplement, any document incorporated herein by reference and in the accompanying base prospectus is accurate as of its respective date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Some of these risks and uncertainties may in the future be amplified by COVID-19 (or other similar disruptions), and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus supplement are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus supplement. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

MARKET AND INDUSTRY DATA

Certain information contained in this prospectus supplement relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this prospectus supplement, we have not independently verified the market and industry data contained in this prospectus supplement or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this prospectus supplement. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

General

We estimate that the net proceeds to us from the sale of securities in this offering will be approximately $20,500,000, after deducting the Placement Agents’ fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the cash exercise of the Warrants issued in this offering.

We will only receive additional proceeds from the exercise of the Warrants if the Warrants are exercised and the holders of such Warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the Warrants.

We currently intend to use the net proceeds from this offering, including any net proceeds to us from the exercise of the Warrants, for working capital purposes, repayment of our indebtedness, including as described below, and for general corporate purposes.

Specifically, we will use the net proceeds as follows: to pay $12,500,000 to Oramed in respect of the outstanding principal balance under the Oramed Note, to pay not more than $12,500,000 to eCapital Healthcare Corp., to satisfy certain legal and other fees and expenses of the Investor, Oramed, the Placement Agent and the Agent, and to the extent of any remaining funds for working capital and general corporate purposes of the Company. The application and use of any remaining proceeds will depend upon a number of factors, such as the costs and timing of commercial and development activities, including, for example, conducting preclinical studies and clinical trials, our funding requirements and the availability and costs of other funds. Pending application of any remaining net proceeds as described above, we intend to temporarily invest the proceeds in interest-bearing instruments.

Offset of Against the Oramed Note

The Oramed Note, which initially had a principal amount of $101.9 million, matures on March 21, 2025. As of September 30, 2024, the outstanding principal amount of the Oramed Note was $80,194,452. The Oramed Note is payable in six principal installments, of which 4 installments remain payable under the Oramed Note, the next two installments each in the principal amount of $20.0 million payable on each of September 30, 2024 (which Oramed has agreed to extend until October 7, 2024) and December 21, 2024, and the last installment in the entire remaining principal balance of the Oramed Note payable on March 21, 2025. Interest under the Oramed Note accrues at a fluctuating per annum interest rate equal to the sum of (1) the greater of (x) 4% and (y) Term SOFR (as defined in the Oramed Note) and (2) 8.5%, payable in-kind on a monthly basis. Pursuant to the Oramed Note, since the outstanding principal of the Oramed Note was not repaid in full on or prior to March 21, 2024, an exit fee of approximately $3.1 million has been earned with respect to the Oramed Note, which shall be due and payable on the date on which the outstanding principal amount of the Oramed Note is paid in full. Upon the occurrence and during the continuance of an event of default under the Oramed Note, holders of more than 50% of the aggregate unpaid principal amount of the Oramed Notes may elect to accrue interest at a default rate equal to the lesser of (i) Term SOFR plus 15% or (ii) the maximum rate permitted under applicable law. Voluntary prepayments made before the one-year anniversary of the closing date of that certain Securities Purchase Agreement, dated as of September 21, 2023, between us and Oramed, must include a make-whole amount equal to 50% of the additional interest that would accrue on the principal amount so prepaid from the date of such prepayment through and including the maturity date. If the Oramed Note is accelerated upon an event of default, repayment is required at a mandatory default rate of 125% of the principal amount (together with 100% of accrued and unpaid interest thereon and all other amounts due in respect of the Oramed Note). The Oramed Note contains mandatory prepayment provisions requiring use of 70% of net cash proceeds from any Cash Sweep Financing (as defined in the Oramed Note) or advances under the ELOCs (as defined in the Oramed Note) to prepay the outstanding principal after the earlier of April 1, 2024 or full repayment of Acceptable Indebtedness (as defined in the Oramed Note).

Pursuant to the terms of the Securities Purchase Agreement, $25,000,000 of the outstanding balance under the Oramed Note will be exchanged for a new Note in the aggregate principal amount of $25,000,000 and 3,750,000 Common Warrants. $12,500,000 of the net proceeds from the offering will be paid to Oramed in respect of the outstanding balance under the Oramed Note (as described above). Accordingly, following the completion of this offering, and such payments and application of proceeds, together with the application of Oramed’s pro rata portion of the purchase price under the Royalty Purchase Agreement in the amount of $2,500,000 against such balance, we anticipate the remaining balance on the Oramed Note will be approximately $43,000,000.

Payoff of the Revolving Facility with eCapital

The eCapital Credit Agreement (the “eCapital Credit Agreement”), dated as of June 27, 2023, between Scilex Pharma and eCapital Healthcare Corp. (the “ABL Lender”), provides that Scilex Pharma will be made available loans (the “Revolving Facility”) in an aggregate principal amount of up to $30,000,000, subject to certain terms and conditions, which facility cap may be increased at the request of Scilex Pharma and with the consent of the ABL Lender. Under the eCapital Credit Agreement, Scilex Pharma shall make interest payments monthly in arrears. We agreed to unconditionally guarantee the prompt, complete and full payment of Scilex Pharma’s obligations under the eCapital Credit Agreement.

Under the terms of the eCapital Credit Agreement, interest accrues daily on the principal amount outstanding at a rate per annum equal to the Wall Street Journal Prime Rate plus 1.5%, based on a year consisting of 360 days, and is payable by Scilex Pharma monthly in arrears, commencing July 1, 2023. The eCapital Credit Agreement provides for an early termination fee of 0.5% of the Facility Cap if Scilex Pharma voluntarily prepays and terminates in full the Revolving Facility prior to the first anniversary of the closing of the Revolving Facility.

As of immediately prior to the execution of the Securities Purchase Agreement, we estimate that the outstanding balance under the Revolving Facility is $7,482,674, which amount will be paid in full upon the closing of the transactions contemplated by the Securities Purchase Agreement with a portion of the proceeds from this offering and our cash on hand.

DIVIDEND POLICY

We have never declared or paid any dividend on shares of our common stock. We anticipate that we will retain all of our future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our capital stock will be at the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividend in the foreseeable future; except, as previously disclosed on June 28, 2024, our board of directors approved a resolution to authorize a potential dividend of up to 10% of the Company’s ownership interest in Semnur in connection with certain transactions, including a merger, subject to the registration of Semnur’s common stock (or such securities, property or other assets into which or for which such stock may be exchanged or converted in such a transaction) with the SEC. Should we decide in the future to declare such dividend or any other dividend, as a holding company, our ability to pay dividends on our capital stock and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. Further, our ability to pay dividends may be limited by covenants of any existing outstanding indebtedness (including the Notes and the Oramed Note) and future outstanding indebtedness we or our subsidiaries incur.

DESCRIPTION OF SECURITIES OFFERED

Common Stock

Our authorized capital stock consists of (i) 740,000,000 shares of common stock, $0.0001 par value per share and (ii) 45,000,000 shares of preferred stock, $0.0001 par value per share, of which 29,057,097 shares have been designated as Series A Preferred Stock. As of the date of this prospectus supplement, and note taking into account the issuance of the Placement Agent Shares, there were 191,790,520 shares of common stock and 29,057,097 shares of Series A Preferred Stock issued and outstanding.

Our common stock is traded on the Nasdaq Capital Market under the symbol “SCLX”. On October 4, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.98 per share.

The material terms of our common stock are described under the heading “Description of Capital Stock” in the accompanying base prospectus beginning on page 10.

Description of the Notes

The following summary of certain terms and provisions of the Notes is not complete and is subject to, and qualified in its entirety by, the provisions of the Notes. Prospective investors should carefully review the terms and provisions of the form of Note that is filed as an exhibit to a Current Report on Form 8-K that we will file in connection with this offering for a complete description of the terms and conditions of the Notes.

The Notes will not be issued under an indenture. The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which reference is hereby made. Terms not defined in this description have the meanings given to them in the Notes.

Ranking

All payments due under the Notes shall be senior to all subordinated indebtedness of the Company, subordinated under certain circumstances to the Oramed Note, and pari passu with all other indebtedness of the Company.

Interest

The Notes bear interest at the rate of 5.5% per annum that (a) shall commence accruing on the date of issuance, (b) shall be computed on the basis of a 360-day year and twelve 30-day months, and (c) and shall be payable in cash or in shares of our common stock, or a combination thereof, at our option, on the first business day of each quarter. Payment of interest in shares of our common stock is subject to there being no failure of certain specified conditions relating to the Company’s equity.

If a holder elects to convert or redeem all or any portion of a Note prior to the Maturity Date (as defined below), all accrued and unpaid interest, any make-whole amount, and any late charges on the amount being converted or redeemed will also be payable.

The interest rate of the Notes will automatically increase to 15% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default (See “—Events of Default” below).

Maturity Date

Unless earlier converted, or redeemed, the Notes will mature on October 7, 2026, which we refer to herein as the “Maturity Date”, subject to the right of the investors to extend the date:

•

if an event of default under the Notes has occurred and is continuing (or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Notes); and/or

•	for a period of 20 business days after the consummation of a fundamental transaction if certain events occur.

We are required to pay, on the Maturity Date, all outstanding principal, accrued and unpaid interest, make-whole amount, and accrued and unpaid late charges on such principal and interest, if any.

Late Charge

We are required to pay a late charge of 15% on any amount of principal or other amounts that are not paid when due (solely to the extent such amounts are not then accruing interest at the Default Rate).

Conversion

Conversion at Option of Holder

At any time after issuance, all amounts due under the Notes are convertible, in whole or in part, at the holder’s option, into our common stock at the initial fixed conversion price of $1.09 per share, or the “Conversion Price”, which is subject to:

•	proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination, recapitalization and/or similar transactions; and

•	full-ratchet adjustment (down to the Conversion Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the fixed conversion price then in effect.

The Conversion Price cannot be lower than $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Conversion Price Floor”) unless shareholder approval is obtained to allow the Notes to convert at a price that is lower than the Conversion Price Floor in accordance with Nasdaq Listing Rules. The Company is under no obligation to obtain such shareholder approval.

Voluntary Adjustment Right

Subject to Nasdaq Listing Rules, we have the right, at any time, with the written consent of the Required Holders (as defined in the Notes), to lower the fixed conversion price to any amount and for any period of time deemed appropriate by our board of directors.

Alternate Conversion

Upon an event of default (disregarding terms or conditions of the Interecreditor Agreement governing the declaration or occurrence of an event of default) (a “Triggering Event”), each holder may alternatively elect to convert the Notes (not including any Make-Whole Amount), at any time beginning on the earlier of notice from the Company or becoming aware of a Triggering Event and ending 20 trading days after the later of the (x) cure of a Triggering Event and (y) a notice from the Company detailing, among of the things, whether the Triggering

Event is curable and the plan to acheive such cure, at such holder’s option, into shares of our common stock at the “Alternate Conversion Price” equal to the lesser of:

•	the Conversion Price then in effect; and

•	the greater of:

•	the Conversion Price Floor then in effect; and

•	the lesser of:

•	80% of the volume weighted average price (“VWAP”) of our common stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice;

•	80% of the VWAP of our common stock as of the trading day of the delivery or deemed delivery of the applicable conversion notice; and

•

80% of the price computed as the quotient of (i) the sum of the VWAP of our common stock for each of the three trading days with the lowest VWAP of our common stock during the fifteen consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, divided by (ii) three.

Limitations on Conversion

Beneficial Ownership Limitation

A holder shall not have the right to convert any portion of a Note to the extent that, after giving effect to such conversion, the holder (together with certain of its related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of our common stock outstanding immediately after giving effect to such conversion. The Maximum Percentage with respect to a holder and certain related parties may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to us.

Redemption Rights

Event of Default Redemption

Upon an event of default, each holder of Notes may require us to redeem in cash all, or any portion, of the Notes at a 35% redemption premium to the greater of the amount then outstanding under the Notes (not including any Make-Whole Amount) and the equity value of our common stock underlying the Notes. Upon a bankruptcy event of default, a mandatory cash redemption is applicable as set forth below.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock on any trading day during the period from the date immediately preceding such event of default to the date we make the entire payment required.

Change of Control Redemption

In connection with a change of control of the Company (including any fundamental transaction in which our successor is not a public company), each holder may require us to redeem in cash all, or any portion, of the Notes at a 30% redemption premium to the greatest of (i) the amount then outstanding under the Notes to be redeemed; (ii) the equity value of our common stock underlying such Notes; and (iii) the equity value of the change of control consideration payable to the holder of our common stock underlying such Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock during the period immediately preceding the earlier of the consummation or the public announcement of the change of control and ending on the date the holder gives notice of such redemption.

The equity value of the change of control consideration payable to the holders of our common stock underlying the Notes is calculated using the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of our common stock to be paid to the holders of our common stock upon the change of control.

Subsequent Placement Redemption

The holders of the Notes may require us to redeem in cash such holder’s pro rata share of the Notes (including any Make-Whole Amount applicable in the case of certain subsequent transactions), upon the occurrence of certain subsequent capital raising transactions with 35% of the net cash proceeds therefrom (or, in the case where the applicable transaction is itself an exercise of warrants, 100% of the gross proceeds from such exercise).

Asset Sale Redemption

Upon the occurrence of certain asset sales, each holder of Notes may require us to redeem in cash such holder’s pro rata share of the Notes (not including any Make-Whole Amount), with 25% of the net cash proceeds therefrom.

Revenue Sweep Redemption

At any time on or after the first anniversary of the issuance date of the Notes, if we fail to use 20% of our net revenue from the previous fiscal quarter to redeem the Notes, each holder of Notes may require us to redeem in cash the Notes, in whole or in part, with such remaining percentage of net revenue.

Bankruptcy Event of Default Mandatory Redemption

Upon any bankruptcy event of default, we shall immediately redeem in cash all amounts due under the Notes at 35% premium unless the holder waives such right to receive such payment.

Company Optional Redemption

At any time there is no failure of certain specified conditions relating to the Company’s equity, the Company shall have the right to redeem in cash all, but not less than all, the amount then outstanding under the Notes at a 35% redemption premium to the greater of (i) the amount then outstanding under the Notes to be redeemed and (ii) the equity value of our common stock underlying such Notes.

The equity value of our common stock underlying the Notes is calculated using the greatest closing sale price of our common stock during the period from the date immediately preceding the date of the applicable redemption notice to the trading day immediately prior to the date the redemption payment is made.

Installment Redemption

Starting on January 2, 2025, the Notes amortize in seven equal installments payable in cash on a quarterly basis until (and including upon) maturity.

Make-Whole Amount

In connection with any conversion, redemption or other repayment of the Notes, we will also pay an amount equal to the amount of additional interest that would accrue under such Notes at the interest rate then in effect assuming that the outstanding principal amount of such Notes remained outstanding through and including the Maturity Date.

Events of Default

The Notes contain certain customary events of default including but not limited to: (i) the suspension from trading or the failure to list our common stock within certain time periods; (ii) failure to make payments when due under the Notes and failure to comply with the conversion and delivery provisions of the Notes; (iii) breach of representations and warranties and (subject to certain grace periods in the case of specified provisions) breach of covenants; (iv) cross default to other indebtedness; (v) bankruptcy or insolvency of the Company or any Subsidiary; (vi) failure of effectiveness of certain transaction documents; (vii) the entry of certain judgements against the Company or Subsidiaries; and (viii) the occurrence of certain material adverse events to the Company, Subsidiaries, or the collateral securing the Notes or the occurrence of a “Material Adverse Effect”, as defined under the Notes.

Fundamental Transactions

The Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless our successor assumes in writing all of our obligations under the Notes.

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

•

we and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (other than the Oramed Note and Notes) or make certain investments if in either case an event of default, or an event that with the passage of time and without being cured would constitute an event of default, has occurred and is continuing or would occur after giving effect to such payment;

•

we and our subsidiaries will not, directly or indirectly, redeem, repurchase, or declare or pay any cash dividend or distribution except as required by the terms of the Oramed Note, the Notes, the Warrants issued in connection with the Oramed Notes and the Notes, except that a direct or indirect wholly owned subsidiary may make cash dividends to the Company or any other direct or indirect subsidiary;

•

we and our subsidiaries will not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any subsidiary, subject to certain exceptions set forth in the Notes;

•

we and our subsidiaries will not, directly or indirectly, enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate (except transactions in the ordinary course and certain specified transactions);

•

we and our subsidiaries will not will not, directly or indirectly, incur or guarantee any indebtedness (other than the Notes and other permitted indebtedness) nor will we or our subsidiaries permit any indebtedness to accelerate prior to the maturity date thereof;

•	we will not claim or take the benefit of any stay extension or usury law that may affect the covenants or performance of the Notes;

•	we and our subsidiaries will pay when due all taxes, fees or other charges of any nature whatsoever now or hereafter imposed or assessed us, subject to certain exceptions;

•

at the request of the holder, not more frequently than once per fiscal year, we will hire an independent, reputable investment bank to investigate whether any breach of the Notes has occurred if an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing or any holder reasonably believes that an event constituting an event of default has occurred or is continuing.

Changes to the Notes

Each Note may not be changed or amended without the prior written consent of the holders of at least 80% of the aggregate principal amount of the Note then outstanding, or in the case of certain standard and customary types of amendments, the consent of each holder.

Governing Law

The Notes will be governed by, and construed in accordance with, the laws of New York without regard to its conflicts of law principles.

Common Warrants to be Issued in this Offering

The following summary of certain terms and provisions of the Common Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants. Prospective investors should carefully review the terms and provisions of the form of Common Warrant that is filed as an exhibit to a Current Report on Form 8-K that we will file in connection with this offering for a complete description of the terms and conditions of the Common Warrants.

Shares Issuable on Exercise

We are offering Common Warrants that will entitle the holders of the Common Warrants to purchase, in aggregate, up to 7,500,000 shares of our common stock.

Exercise Price

The Common Warrants will initially be exercisable for cash at an exercise price equal to $1.09 per share of common stock.

The exercise price is subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event. The exercise price is also subject to full-ratchet adjustment (down to the Exercise Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the exercise price then in effect. The Exercise price cannot be lower than $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Exercise Price Floor”), unless shareholder approval is obtained to allow the Warrants to be exercised at a price that is lower than the Exercise Price Floor in accordance with Nasdaq Listing Rules. The Company is under no obligation to obtain such shareholder approval.

In the event of stock dividends and splits, the number of shares of common stock issuable upon the exercise of the Common Warrant will also be adjusted so that the aggregate exercise price shall be the same immediately before and immediately after any such adjustment.

The Warrants require “buy-in” payments to be made by us for failure to deliver any shares of common stock issuable upon exercise.

Cashless Exercise

If at the time of exercise of the Common Warrants, there is no effective registration statement registering the shares of our common stock underlying the Common Warrants, such warrants may be exercised on a cashless basis pursuant to their terms.

Limitations on Exercise

A holder shall not have the right to exercise any portion of a Common Warrant to the extent that, after giving effect to such conversion, the holder (together with certain of its related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of our common stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to us.

Exercise Period

The Common Warrants will be immediately exercisable, and will be exercisable for a period of five years from the issuance date.

Purchase and Distribution Rights

If we (i) issue or sell options, convertible securities or rights to purchase stock, warrants, securities or other property (collectively, “Purchase Rights”) pro rata to the record holders of our common stock or (ii) declare or make any dividend or other distribution of or assets (or rights to acquire our assets) to holders of our common stock, by way of return of capital or otherwise (“Distribution”), then, in each case, a holder of Common Warrants will, upon each exercise of a Warrant, be entitled to be entitled to participate in such issuance or sale of Purchase Rights or Distribution, as applicable, to the same extent that the holder would have participated therein if the holder had held the number of shares of our common stock the holder acquired upon each such exercise immediately before the date on which a record is taken for such issuance or sale of Purchase Rights Distribution. We may, in our sole discretion, elect to allow the holders of Common Warrants to participate in the issuance or sale or Purchase Rights or any Distribution prior to their exercise of the Common Warrants.

Fundamental Transactions

The Common Warrants prohibit us from entering into specified fundamental transactions unless the successor entity (subject to certain exceptions) assumes all of our obligations under the Common Warrants under a written agreement before the transaction is completed and the successor entity is a publicly traded company.

Upon specified corporate events, a Common Warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the Common Warrant been exercised immediately prior to the applicable corporate event.

When there is a transaction involving specified changes of control, holders of Common Warrants will have the right to force us to repurchase such holder’s Common Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the Warrants, of the then unexercised portion of the Common Warrant.

Placement Agent Shares and Warrants to be Issued in this Offering

We have also agreed to issue to the Placement Agents or their respective designees, (i) shares of our common stock valued at an $2,000,000, at a price per share of $0.91, resulting in the issuance of an aggregate of 2,197,802 shares of common stock (the “Placement Agent Shares”) and (ii) Placement Agent Warrants to purchase up to 3,669,724 shares of common stock. The Placement Agent Warrants will have the same terms as the Common Warrants described above. The Placement Agent Shares will be subject to a 120 day lock-up; provided that if our common stock is trading at a price per share that is 10% above the Conversion Price of the Notes during such 120 day period, then the Placement Agents (together) shall be permitted to sell up to 8% of the trading volume per day. In addition, during such 120 day period, the Placement Agents (whether directly or indirectly through their respective affiliates) shall be prohibited from hedging, pledging or similar transactions and from short-selling our securities, subject to certain exceptions. The Placement Agents have also agreed not to exercise the Placement Agent Warrants for a period of 180 days following the date of issuance.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated March 22, 2024 (as supplemented by letter agreements, dated April 23, 2024, and October 4, 2024, the “Engagement Agreement”), we have engaged the Placement Agents to act as our exclusive placement agents, on a reasonable best-efforts basis, in connection with this offering. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agents, and prospective investors. The Engagement Agreement does not give rise to any commitment by the Placement Agents to purchase any of the securities, and the Placement Agents will have no authority to bind us by virtue of the Engagement Agreement. The Placement Agents are not purchasing the securities offered by us in this offering and are not required to sell any specific number or dollar amount of securities. Further, the Placement Agents do not guarantee that they will be able to raise new capital in any prospective offering. The Placement Agents have no commitment to buy any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus.

We entered into the Securities Purchase Agreement directly with institutional investors who have agreed to purchase the Notes and shares issuable upon conversion of the Notes. We will only sell such securities to investors who have entered into the Securities Purchase Agreement. The form of Securities Purchase Agreement will be included as an exhibit to a Current Report on Form 8-K that we will file with the SEC and that will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

We currently anticipate that the closing of the sale of the Notes and Common Warrants are expected to take place on or about October 7, 2024, subject to satisfaction of certain conditions. We estimate that the net proceeds from the sale of the Notes offered under this prospectus supplement will be approximately $20,500,000, after deducting the Placement Agents’ fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the cash exercise of the Warrants issued in this offering. Our obligation to issue the shares of our common stock issuable upon conversion of the Notes to the noteholders is subject to the terms and conditions set forth in the Notes and the Securities Purchase Agreement, including certain restrictions on our ability to issue any other securities at any time any Notes remain outstanding.

Fees and Expenses

We have agreed to pay the Placement Agents a fee payable in cash of $2,000,000 and $2,000,000 in shares of common stock valued at $0.91 per share, or 2,197,802 shares of common stock. We have also agreed to issue to the Placement Agents or their respective designees Placement Agent Warrants to purchase up to 3,669,724 shares of Common Stock. The Placement Agent Warrants will have an exercise price of $1.14 per share and will become exercisable on the Initial Exercisability Date and will expire five years from the Initial Exercisability Date. We will also pay the Placement Agents up to $50,000 for actual, reasonable and documented fees and expenses (for all offerings covered by Engagement Agreement), inclusive of fees and expenses of legal counsel and out-of-pocket expenses and $15,950 for clearing expenses. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agents’ fees and expenses, will be approximately $2,500,000.

The Placement Agent Shares and Placement Agent Warrants and the shares of common stock underlying the Placement Agent Warrants are being registered on the registration statement of which this prospectus supplement is a part.

Indemnification

We have agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in our engagement letter with the Placement Agents. We have also agreed to contribute to payments the Placement Agents may be required to make in respect of such liabilities.

Tail Financing

The engagement letter with the Placement Agents provides that for a period of 12 months following the expiration or termination of such engagement letter, the Placement Agents shall be entitled to the compensation provided for therein with respect to (i) any public or private offering or other financing or capital-raising transaction of any kind by the Company or any of its affiliates solely to the extent that any capital or funds in such offering, financing or transaction is provided to the Company directly or indirectly by certain parties previously solicited by the Placement Agents and (ii) any transaction resulting in the exchange or conversion of the Oramed Note, directly or indirectly, into equity (which equity, for the avoidance of doubt, may include newly issued shares of common stock, shares of treasury stock or any shares of the Company or any subsidiary, held by Company subsidiaries or other affiliates of the Company), in each case that is consummated during such 12 month period. The Engagement Agreement with the Placement Agents terminates on April 30, 2025.

Other Relationships

From time to time, the Placement Agents may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. The Placement Agents have acted as (i) representatives to the several underwriters in connection with the underwritten public offering consummated in March 2024 and (ii) as the placement agents in connection with the registered direct offering consummated in April 2024 in the past three years and have received compensation for such offerings. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agents for any further services.

Regulation M Compliance

The Placement Agents may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agents will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agents. Under these rules and regulations, the Placement Agents may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agents and the Placement Agents may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agents and should not be relied upon by investors.

Trading Market

Our common stock and certain warrants outstanding prior to this offering are listed on the Nasdaq Capital Market under the symbols “SCLX” and “SCLXW,” respectively.

We do not intend to apply to list the Notes or the Warrants on any securities exchange or for quotation on any inter-dealer quotation system.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE NOTES AND WARRANTS

This section is a discussion of the material U.S. federal income tax considerations to holder relating to (i) the acquisition, ownership, disposition and conversion of the Notes, (ii) the acquisition, ownership, disposition, exercise and lapse of the Common Warrants (Common Warrants, together with the Notes, the “Securities”) and (iii) the ownership and disposition of the common stock into which the Notes may be converted or for which the Common Warrants may be exercised. This summary does not provide a complete analysis of all potential U.S. federal income tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot give any assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning, disposing of or converting the Notes, purchasing, owning, disposing of, exercising or the lapse of the Common Warrants or acquiring, owning or disposing of the common stock into which the Notes may be converted or for which the Common Warrants may be exercised. The summary generally applies only to holders of the Securities who acquire the Securities offered in this offering on original issuance for cash, and that hold the Securities (or common stock into which the Notes may be converted or for which the Common Warrants may be exercised) as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

THIS SUMMARY DOES NOT ADDRESS (I) ANY CONSEQUENCES WITH RESPECT TO INVESTORS IN THE NOTES, WARRANTS OR COMMON STOCK WHICH INVESTORS MAY ALSO ACQUIRE RIGHTS OR INTERESTS UNDER THE ROYALTY PURCHASE AGREEMENT OR (II) ANY INVESTORS RECEIVING ANY SECURITIES OTHER THAN IN EXCHANGE FOR CASH (INCLUDING PERSONS EXCHANGING ANY ORAMED NOTES). EACH SUCH PERSON SHOULD CONSULT THE INVESTOR’S OWN TAX ADVISORS REGARDING THE TAXABILITY OF SUCH TRANSACTIONS, THE APPLICATION (IF ANY) OF CONTINGENT PAYMENT DEBT INSTRUMENT RULES, ANY VALUATION ISSUES AND THE APPLICATION OF ANY OTHER U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION.

This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, this discussion is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as partnerships and pass-through entities and investors in such entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding the Securities or common stock as part of a hedging, conversion or integrated transaction or a straddle, persons that own, or are deemed to own, more than 5% of our common stock, persons deemed to sell the Securities or common stock under the constructive sale provisions of the Code, or persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the Securities or common stock to their financial statements). Finally, the summary does not address the potential application of the Medicare contribution tax on net investment income, the effects of the U.S. federal estate and gift tax laws or any applicable non-U.S., state or local laws.

AN INVESTOR CONSIDERING THE PURCHASE OF THE SECURITIES SHOULD CONSULT THE INVESTOR’S OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO ANY PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.

As used in this discussion, the term “U.S. Holder” means a beneficial owner that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “non-U.S. Holder” means a beneficial owner of the Securities, that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Securities or common stock acquired upon conversion of the Notes or exercise of the Common Warrants, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of the Securities or common stock acquired upon conversion of the Notes or exercise of the Common Warrants that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning, disposing of, or converting the Notes, purchasing, owning, disposing of, exercising or the lapse of the Common Warrants, owning and disposing of the common stock into which the Notes may be converted or for which the Common Warrants may be exercised.

For U.S. federal income tax purposes, we intend to treat the Notes as debt and the Common Warrants as warrants on our common stock and each a part of an investment unit.

The IRS could also disagree with our valuation of the relative components of the investment unit of which the Notes and Common Stock are a part of. Any such disagreement could result in the Notes being treated as having a significantly larger amount of original issue discount (“OID”) or, in an extreme case, being treated as an equity interest in us. Any such treatment would affect the timing, amount, and character of income to a holder. To the extent an investor is entering into other transactions with us, such investor should consult its tax advisors regarding the impact of those transactions on the investor. All investors should consult their own tax advisors regarding the potential recharacterization of the Securities. The remainder of this discussion assumes that, for U.S. federal income tax purposes, the Notes are, properly treated as debt that is not subject to contingent payment debt instrument rules, the Common Warrants are treated as warrants on our corporate stock and our common stock is treated as common stock for U.S. federal income tax purposes.

This entire discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, DISPOSITION, AND CONVERSION OF OUR NOTES OR THE ACQUISITION, OWNERSHIP, DISPOSITION, EXERCISE AND LAPSE OF OUR COMMON WARRANTS. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE

BENEFICIAL OWNERS OF OUR NOTES, COMMON WARRANTS AND COMMON STOCK MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF OUR NOTES, COMMON WARRANTS, OR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR NOTES, COMMON WARRANTS OR COMMON STOCK INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS INCLUDING NON-INCOME TAX LAWS AND NON-U.S. LAWS.

Certain Tax Issues for U.S. Holders

Cash Purchase of the Notes and the Common Warrants

We intend to treat the Securities as an “investment unit” acquired in exchange for money for U.S. federal income tax purposes. The purchase price paid for the investment unit must be allocated between the Notes and the Common Warrants each based on their relative fair market values at the time of the sale, and the portion of such purchase price allocated to the Notes will become the issue price of the Notes. Our allocation of the purchase price between the Notes and the Common Warrants, is binding on a U.S. holder of the investment unit, unless the U.S. holder explicitly discloses that the U.S. holder’s allocation is different from our allocation. The disclosure generally must be made on a statement attached to the U.S. holder’s timely filed U.S. federal income tax return for the taxable year that includes the U.S. holder’s purchase of the investment unit. We cannot give any assurance that the IRS will respect our allocation or, as applicable, a U.S. holder’s allocation (if different from ours). If the IRS were to successfully challenge our allocation or, as applicable, a U.S. holder’s allocation, the tax consequences resulting from the new allocation could be different from the tax consequences resulting from our allocation or, as applicable, the U.S. holder’s allocation. For example, the holder of the investment unit may have more OID on the Notes than otherwise.

U.S. holders should consult their tax advisors regarding the tax treatment of the Notes, the Common Warrants and the common stock.

Taxation of the Notes for U.S. Holders

Taxation of Interest and Original Issue Discount

For U.S. federal income tax purposes, the Notes will have OID if the excess of the stated redemption price at maturity over its issue price is greater than or equal to a de minimis amount (generally 1/4 of 1% of the stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date). The issue price of the Notes will be equal to the price at which the Notes are sold (which will be net of any purchase price apportioned to other property such as the Common Warrants). The stated redemption price at maturity of the Notes is the sum of all payments other than payments of “qualified stated interest”. “Qualified stated interest” includes stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) or certain variable rates as described below. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.

The amount of OID includible in taxable income of a U.S. holder is the sum of the daily portions of OID with respect to the Notes for each day during the taxable year on which the Notes are held. Generally, the daily portion of OID is determined by allocating to each day in any “accrual period” a ratable portion of the OID allocable to such accrual period. A U.S. Holder may select the “accrual periods” for the Notes, which may be of any length, and may vary in length over the term of the Notes, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or final day of an accrual period. The amount of OID allocable to each accrual period is equal to the excess (if any) of (a) the product of the Notes’ adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on a constant yield basis, compounded at the close of each accrual period and adjusted for the length of such accrual period), over (b) the amount of qualified stated interest, if any, payable on the Notes and allocable to such accrual period. The “adjusted issue price” of the Notes at the beginning of any accrual period generally is the issue price of the Notes increased by the accrued OID allocable for all prior accrual periods and reduced by any prior payment on the Notes other than a payment of qualified stated interest. Under these rules, a U.S. holder generally will have to include in taxable income increasingly greater amounts of OID in successive accrual periods.

The Notes will be treated as issued with OID for U.S. federal income tax purposes because the amount payable at maturity exceeds their issue price by more than a de minimis amount. The amount of OID on the Notes will be equal to such difference between the amount payable at maturity and the issue price of the Notes. None of the payments on the Notes constitutes qualified stated interest. A U.S. holder, whether on the cash or accrual method for U.S. federal income tax purposes, must include any OID in gross income (as ordinary income) as the OID accrues (on a constant yield to maturity basis), regardless of whether cash attributable to that income is received at such time.

Additional Interest

We may be required to make payments of additional interest to a U.S. holder of the Notes (for example, if an Event of Default (as defined in the Notes) occurs). We believe that there is only a remote possibility that we would be required to pay additional interest, or that if such additional interest were required to be paid, it would be an incidental amount, and therefore we intend to take the position that this possible payment of additional interest will not, in and of itself, subject the Notes to CPDI treatment. Our determination in this regard, while not binding on the IRS, is binding on a U.S. holder unless disclosure of a contrary position is made in the manner required by applicable Treasury regulations. If, contrary to our expectations, we pay additional interest, although not free from doubt, such additional interest should be taxable to a U.S. holder as ordinary interest income at the time the additional interest accrues or is paid in accordance with the U.S. holder’s regular method of tax accounting. In the event we pay additional interest on the Notes, U.S. holders should consult their own tax advisors regarding the treatment of such amounts.

Constructive Distributions

The terms of the Notes allow for changes in the conversion rate of the Notes under certain circumstances. A change in conversion rate that allows a U.S. holder to receive more shares of common stock on conversion may increase such holder’s proportionate interests in our earnings and profits or assets. In that case, a U.S. holder may be treated as having received a taxable distribution pursuant to Section 305 of the Code. A taxable constructive distribution would result, for example, if the conversion rate is adjusted to compensate a U.S. holder for distributions of cash or property to our stockholders. If an event occurs that dilutes the interests of stockholders or increases the interests of a U.S. holders of the Notes and the conversion rate of the Notes is not adjusted (or not adequately adjusted), this event also could result in a taxable constructive distribution to the U.S. holder. Conversely, if an event occurs that dilutes the interests of a U.S. holder of the Notes and the conversion rate is not adjusted (or not adequately adjusted), the resulting increase in the proportionate interests of our stockholders could be treated as a taxable constructive distribution to the stockholders.

Not all changes in the conversion rate that result in a U.S. holder of the Notes receiving more common stock on conversion, however, increase such holder’s proportionate interests in our earnings and profits or assets. For instance, a change in conversion rate could simply prevent the dilution of the holder’s interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as taxable constructive stock distributions. Any taxable constructive distribution resulting from a change to, or failure to change, the conversion rate would be treated for U.S. federal income tax purposes in the same manner as an actual distribution on our common stock paid in cash or other property, as described above under “—Distributions on the Shares of Common Stock.” Generally, a U.S. holder’s adjusted tax basis in the Notes will be increased to the extent of any such taxable constructive distribution that is treated as a dividend. U.S. holders should consult their own tax advisors regarding whether any taxable constructive dividends would be eligible for the dividends received deduction (for corporate holders) or the reduced rates (for non-corporate holders), as the requisite applicable holding periods might not be considered satisfied.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and any holder of the Notes not exempt from reporting. Proposed regulations address the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the Notes and the date of the actual distribution of cash or property that results in the deemed distribution, and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and any holder of the Notes (including a holder of the Notes that would otherwise be exempt from information reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but a holder of the Notes and withholding agents may rely on the proposed regulations prior to that date under certain circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

A U.S. holder generally will recognize capital gain or loss if the holder disposes of the Notes in a sale, exchange, redemption or other taxable disposition (other than conversion of the Notes into shares of our common stock or into a combination of cash and shares of our common stock, the U.S. federal income tax consequences of which are described under “—Conversion of the Notes” below). The U.S. holder’s gain or loss will equal the difference between the amount realized by the holder (other than amounts attributable to accrued but unpaid interest) and the holder’s tax basis in the Notes. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the Notes. The U.S. holder’s tax basis in the Notes generally will equal the amount the holder paid for the Notes. The portion of any amount realized that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be taxed as ordinary interest income as described above to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by the U.S. holder on the disposition of the Notes generally will be long-term capital gain or loss if the holder has held the Notes for more than one year, or short-term capital gain or loss if the holder held the Notes for one year or less, at the time of the transaction. Long-term capital gain of non-corporate taxpayers generally is taxed at reduced rates. Short-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Conversion of the Notes

A U.S. holder generally will not recognize any income, gain or loss on the conversion of the Notes into shares of our common stock, subject to the discussion under “—Constructive Distributions” above regarding the possibility that certain adjustments to the conversion rate of the Notes may be treated as a taxable dividend. The U.S. holder’s aggregate tax basis in the common stock will equal the U.S. holder’s tax basis in the Notes converted into such common stock. The U.S. holder’s holding period in the common stock will include the holding period in such Notes.

Any amounts received attributable to accrued and unpaid interest on the Notes not yet included in income by a U.S. holder will be taxed as ordinary income. A U.S. holder that converts the Notes between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest should consult the holder’s own tax advisor concerning the appropriate treatment of such payment.

If we undergo certain corporate transactions, the conversion obligation may be adjusted so that a holder would be entitled to convert the Notes into the type of consideration that would have been received upon such corporate transaction had the Notes been converted into our common stock immediately prior to such corporate transaction. Depending on the facts and circumstances at the time of such corporate transaction, such adjustment may result in a deemed exchange of the outstanding Notes, which may be a taxable event for U.S. federal income tax purposes. Regardless of whether such an adjustment results in a deemed exchange, a conversion of the Notes into such consideration might be a taxable event.

U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment upon a corporate transaction.

Taxation of Common Warrants for U.S. Holders

Exercise or Lapse of the Common Warrants

Except as discussed below with respect to the net exercise of a Common Warrant (referred to herein as a “cashless exercise”), upon the exercise of a Common Warrant, a U.S. holder will not recognize gain or loss and will have a tax basis in the common stock received equal to the U.S. holder’s tax basis in the Common Warrant plus the exercise price of the Common Warrant. The holding period for the common stock received pursuant to the exercise of a Common Warrant will begin on the date following the date of exercise and will not include the period during which the U.S. holder holds the Common Warrant. If a Common Warrant lapses unexercised, a U.S. holder will recognize a capital loss in an amount equal to the U.S. holder’s tax basis in the Common Warrant. The loss will be long-term capital loss if the Common Warrant has been held for more than one year as of the date the Common Warrant lapsed. The deductibility of capital losses is subject to certain limitations.

Under certain circumstances, upon the exercise of a Common Warrant, you may elect to settle the exercised Common Warrant pursuant to a cashless exercise. The tax consequences of a cashless exercise of a Common Warrant are not clear under current U.S. federal income tax law. A cashless exercise may be a tax-free transaction either because the exercise is not a gain recognition event or because the exercise is treated as a tax-free recapitalization for U.S. federal income tax purposes. Under either tax-free treatment approach, a U.S. holder’s tax basis in the common stock received on exercise of a Common Warrant equals the U.S. holder’s tax basis in the Common Warrant. If the cashless exercise is treated as a recapitalization, the holding period of the common stock received would include the holding period of the Common Warrant. If the cashless exercise is treated as not being a gain recognition event (and not a tax-free recapitalization), the holding period in the common stock received might be treated as commencing on the date following the date of exercise of the Common Warrants (and not include the holding period of the Common Warrant). We anticipate treating a cashless exercise of a Common Warrant as a tax-free recapitalization for U.S. federal income tax purposes.

A cashless exercise, however, might be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. holder could be deemed to have exchanged a number of Common Warrants having a fair market value equal to the exercise price for the total number of Common Warrants exercised (including the Common Warrants deemed exchanged) for an amount of cash equal to such exercise price. In this case, a U.S. holder would recognize gain or loss in an amount equal to the difference between the fair market value of the Common Warrants deemed exchanged and surrendered to pay the exercise price and the U.S. holder’s tax basis in such Common Warrants. Alternatively, a U.S. holder might recognize gain or loss in an amount equal to the fair market value of all the Common Warrants surrendered in the exercise less the U.S. holder’s tax basis in such Common Warrants. In either such case, any such gain or loss would be capital gain or loss, and would be long-term capital gain or loss if the U.S. holder’s holding period of the Common Warrants at the time of the deemed exchange exceeds one year, and the U.S. holder’s tax basis in the common stock received would equal the sum of the U.S. holder’s tax basis in the total number of Common Warrants exercised (including the Common Warrants deemed exchanged) plus the amount of gain recognized in the deemed exchange. A U.S. holder’s holding period for the common stock received would commence on the date following the date of exercise of the Common Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, we cannot give any assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the Common Warrants.

Constructive Distributions

Under Section 305 of the Code, an adjustment to (or a failure to adjust) the number of shares of common stock issuable upon exercise of a Common Warrant, or an adjustment to (or a failure to adjust) the exercise price of a Common Warrant, may be treated as a constructive distribution to a U.S. holder to the extent such adjustment (or failure to adjust) has the effect of increasing the U.S. holder’s proportionate interest in our earnings and profits or assets, as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment (or failure to adjust) (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Any such constructive dividend would be treated for U.S. federal income tax purposes in the same manner as an actual distribution on our common stock paid in cash or other property, as described below under “—Distributions on the Shares of Common Stock,” regardless of whether an actual distribution of cash or other property occurs.

Sale, Exchange or Other Taxable Disposition of Common Warrants

A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other taxable disposition of Common Warrants. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the U.S. holder and the U.S. holder’s tax basis in the Common Warrants. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the Common Warrants. The gain or loss recognized by a U.S. holder on a sale, exchange or other taxable disposition of Common Warrants will be long-term capital gain or loss if the U.S. holder’s holding period in the Common Warrants is more than one year, or short-term capital gain or loss if the U.S. holder’s holding period in the Common Warrants is one year or less, at the time of the transaction. Long-term capital gain of non-corporate taxpayers generally is taxed at reduced rates. Short-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Taxation of the Shares of Common Stock Received Upon Conversion of the Notes or Upon Exercise of Common Warrants for U.S. Holders

Distributions on the Shares of Common Stock

The gross amount of distributions on the shares of common stock will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits generally are treated for federal income tax purposes as returns of capital to the extent of a recipient stockholder’s basis in our stock, and will reduce this basis. Any distributions in excess of such basis will generally be treated as capital gain.

With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains. Non-corporate U.S. Holders that do not meet a minimum holding period requirement (or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code, i.e., dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation applicable to qualified dividends and will be subject to tax on such dividends at ordinary income tax rates. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount.

Sale, Exchange, Redemption or other Taxable Disposition of Shares of Common Stock

A U.S. holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our common stock, including on a redemption that is treated as a sale or exchange under Section 302 of the Code. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. holder’s adjusted tax basis in its common stock so disposed of. The deductibility of capital losses is subject to limitations. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the common stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder on the sale or exchange of our common stock will generally be treated as U.S. source gain or loss.

Certain Tax Issues for Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above). In general, the U.S. federal income tax treatment of the cash purchase of the Securities will be the same as described above under “Certain Tax Issues for U.S. Holders—Cash Purchase of the Notes and the Common Warrants” provided that the treatment of any additional U.S. federal income taxation from the consequences described therein would be as set forth in this section.

Taxation of Interest and Original Issue Discount on the Notes

Subject to the discussion below regarding FATCA and the discussion under “—Certain Tax Issues for Non-U.S. Holders—Income Effectively Connected with a U.S. Trade or Business”, payments of interest (including OID) to non-U.S. holders generally are subject to U.S. federal income tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence), collected by means of withholding. Payments of interest on the Notes to a non-U.S. holder, however, may qualify as “portfolio interest,” and thus, subject to the discussion below regarding backup withholding and FATCA, be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holder is eligible for the portfolio interest exemption and certifies its nonresident status as described below.

The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:

•	owns, actually or constructively, applying certain attribution rules, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote;

•	is a “controlled foreign corporation” that is related, directly or indirectly, to us through stock ownership; or

•	is a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its business.

In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock (by vote or value) is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation’s stock (by vote or value).

The portfolio interest exemption, reduction of the withholding rate pursuant to the terms of an applicable income tax treaty and several of the special rules for non-U.S. holders described below apply only if the holder certifies its nonresident status. A non-U.S. holder can meet this certification requirement by providing (and keeping updated) a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8 to us or our paying agent prior to the payment. If the non-U.S. holder holds the note through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. We also require the non-U.S. holder to certify its ability to claim portfolio interest.

Dividends and Constructive Dividends

Subject to the discussion below regarding FATCA and the discussion under “—Certain Tax Issues for Non-U.S. Holders—Income Effectively Connected with a U.S. Trade or Business”, dividends paid to a non-U.S. holder on any common stock received on conversion of a Note, and any taxable constructive dividends resulting from certain adjustments (or failures to make adjustments) to the number of shares of common stock to be issued on conversion of the Notes or on the Common Warrants generally will be subject to U.S. withholding tax at a 30% rate. The withholding tax on dividends (including any taxable constructive dividends), however, may be reduced under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. A non-U.S. holder should demonstrate its eligibility for a reduced rate of withholding under an applicable income tax treaty by timely delivering a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8. A non-U.S. holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. In the case of constructive dividends, because there may be no cash from which to withhold the required amount, withholding may apply to interest payments or other payments or deliveries made with respect to the Notes, the Common Warrants, payments on common stock (or, in some circumstances, any other payments made by us) or sales proceeds received by, or other funds or assets of, such holder.

Income Effectively Connected With a U.S. Trade or Business

The preceding discussion describes the U.S. federal income tax considerations for a non-U.S. holder that is not engaged in a U.S. trade or business for U.S. federal income tax purposes. If any interest, dividends or constructive dividends are effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then such income will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the same manner applicable to U.S. holders. Any such non-U.S. holder will also be required to file a U.S. federal (and potentially state and local) income tax return. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” income generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or a fixed base maintained by the holder in the United States. Amounts that are effectively connected with a U.S. trade or business (and, if an applicable tax treaty requires, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% withholding, provided that the holder claims exemption from withholding by timely filing a properly executed IRS Form W-8ECI. If the non-U.S. holder is a corporation (or an entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Sale, Exchange, Redemption or other Taxable Disposition of the Notes, Common Warrants or Shares of Common Stock

Subject to the discussion below regarding FATCA, a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Notes, Common Warrants or common stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our common stock and, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the same manner applicable to U.S. holders. Any such non-U.S. holder will also be required to file a U.S. federal (and potentially state and local) income tax return. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or a fixed base maintained by the holder in the United States. Amounts that are effectively connected with a U.S. trade or business (and, if an applicable tax treaty requires, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% withholding, provided that the holder claims exemption from withholding by timely providing a properly executed IRS Form W-8ECI. If the non-U.S. holder is a corporation (or an entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition will be subject to tax at generally applicable U.S. federal income tax rates. Any such non-U.S. holder may also be required to file a U.S. federal (and potentially state and local) income tax return. In addition, a buyer may be required to withhold U.S. income tax currently at a rate of 15% of the amount realized upon such disposition. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act

Under Sections 1471 to 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) a 30%

withholding tax generally applies with respect to certain interest, dividends in respect of and, subject to the proposed Treasury Regulations described below, gross proceeds from a sale or disposition of, securities which are held by or through certain foreign financial institution (including investment funds), unless any such institution (a) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (b) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and the applicable foreign country may modify these requirements. Accordingly, the entity through which our Notes, Common Warrants or common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, Notes, Common Warrants or common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends. While withholding under FATCA generally would also apply to payments of gross proceeds from the sale or other disposition of securities (including, for this purpose, Notes, Common Warrants and common stock), proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment.

Information Reporting and Backup Withholding

Information reporting requirements generally apply to OID accrued on the Notes, dividends paid on the common stock (and constructive dividends paid on the Notes or the Common Warrants), proceeds from a sale or other taxable disposition of the Securities, unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide the U.S. holder’s correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally are allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished timely to the IRS. U.S. holders should consult their tax advisors regarding their information reporting and backup withholding obligations in their particular circumstances.

THE DISCUSSION IN THIS SECTION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, DISPOSITION, AND CONVERSION OF THE NOTES, THE PURCHASE, OWNERSHIP, DISPOSITION, EXERCISE, AND LAPSE OF THE COMMON WARRANTS AND THE OWNERSHIP AND DISPOSITION OF THE COMMON STOCK IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING ANY INFORMATION REPORTING REQUIREMENTS AND THE IMPACT OF ANY POTENTIAL CHANGE IN LAW. AS NOTED ABOVE, INVESTORS IN THE NOTES, WARRANTS OR COMMON STOCK WHICH INVESTORS MAY ALSO ACQUIRE RIGHTS OR INTERESTS UNDER THE ROYALTY PURCHASE AGREEMENT AND ANY INVESTORS RECEIVING ANY SECURITIES OTHER THAN IN EXCHANGE FOR CASH (INCLUDING PERSONS EXCHANGING ANY ORAMED NOTES) SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING ALL TAX ASPECTS OF THEIR SITUATION.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Scilex Holding Company appearing in Scilex Holding Company’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 13, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 13, 2024;

•

our Current Reports on Form 8-K (other than any portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K  and any exhibits accompanying such reports that relate to such items) filed with the SEC on February  16, 2024, February  20, 2024, February  27, 2024, February  29, 2024, March  5, 2024, March  22, 2024, March  25, 2024, March  27, 2024, April  5, 2024, April  25, 2024, June  12, 2024, July  25, 2024, September  3, 2024, September  18, 2024 and September 23, 2024; and

•

the description of our common stock set forth in our Registration Statement on Form  8-A (File No. 001-39852), filed with the SEC on January 6, 2021, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 12, 2024.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the completion of the offering of the securities described in this prospectus supplement will also be incorporated by reference in this prospectus supplement from the date of filing of such documents. Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement.

Notwithstanding the preceding, unless specifically stated to the contrary, none of the information that we disclose under 2.02 or 7.01 or, if related to Items 2.02 or 7.01, Item 9.01 of any Current Report on Form 8-K that we may, from time to time, furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement. The information contained in each of the documents incorporated by reference speaks only as of the date of such document. Any statement contained in a document incorporated reference or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document or report that also is incorporated by reference or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to above are also available on our corporate website at www.scilexholding.com under the heading “Investors”. Unless specifically listed above, the information contained on the SEC website or our website is not incorporated by reference into this prospectus supplement and you should not consider that information a part of this prospectus supplement. You may obtain a copy of any of these documents at no cost, by writing or telephoning us at the following address:

Scilex Holding Company

Attn: Investor Relations

960 San Antonio Road

Palo Alto, CA 94303

investorrelations@scilexholdings.com

Phone: (650) 516-4310

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

PROSPECTUS

SCILEX HOLDING COMPANY

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, up to $500,000,000 in the aggregate of any combination of the securities identified above from time to time in one or more offerings, either individually or in combination with other securities. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants, rights or units. This prospectus provides you with a general description of the securities that we may offer.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus, prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, any applicable prospectus supplement and in any applicable free writing prospectuses, and under similar headings in the documents that are incorporated by reference into this prospectus.

Our common stock, par value $0.0001 per share (“Common Stock”), is currently listed on the Nasdaq Capital Market under the symbol “SCLX”. On January 5, 2024, the last reported sales price for our Common Stock was $2.04 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 11, 2024.

i

ABOUT THIS PROSPECTUS

Whenever we refer to “Scilex,” “we,” “our” or “us” in this prospectus, we mean Scilex Holding Company, unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any accompanying prospectus supplement and any related free writing prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectus is correct on any date after the respective dates of the prospectus, such prospectus supplement or supplements and free writing prospectus, as applicable, even though this prospectus, such prospectus supplement or supplements and free writing prospectus are delivered or securities are sold pursuant thereto, as applicable, at a later date. Since the respective dates of the prospectus contained in this registration statement, any accompanying prospectus supplement and any free writing prospectus, our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We may only sell securities pursuant to this prospectus if this prospectus is accompanied by a prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Scilex”, “the Company”, “we”, “us”, “our” or similar references mean Scilex Holding Company.

Scilex Holding Company

Overview

We are an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. We target indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes. We launched our first commercial product in October 2018 and are developing our late-stage pipeline, which includes a candidate with completed pivotal Phase 3 study, a candidate with completed Phase 2 study, and a candidate with completed multiple Phase 1 studies and expected to enter Phase 2 studies in 2024. Our commercial product, ZTlido® (lidocaine topical system) 1.8% is a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with post-herpetic neuralgia (“PHN”), which is a form of post-shingles nerve pain. ZTlido possesses novel delivery and adhesion technology designed to address many of the limitations of current prescription lidocaine patches by providing significantly improved adhesion and continuous pain relief throughout the 12-hour administration period. We believe our marketed product, ZTlido, has multiple advantages over currently available prescription and over-the-counter (“OTC”) lidocaine patches, of which over 147 million and 136 million of such patches were sold in the United States in 2021 and 2020, respectively, according to Symphony Healthcare. We license the rights to ZTlido from and rely exclusively on Oishi Koseido Co., Ltd. (“Oishi”) and Itochu Chemical Frontier Corporation (“Itochu,”) pursuant to the Product Development Agreement, dated as of May 11, 2011, by and among Scilex Pharmaceuticals, Inc., our wholly-owned subsidiary (“Scilex Pharma”), as successor to Stason Pharmaceuticals, Inc., Oishi and Itochu, and the Commercial Supply Agreement, dated as of February 16, 2017, by and among Scilex Pharma, Oishi and Itochu. We have acquired two FDA approved non-opioid pain products, GLOPERBA® and ELYXYB®, for the treatment of gout in adults and oral solution for the acute treatment of migraine, with or without aura, in adults. We launched ELYXYB in the U.S. in April 2023 and are planning to commercialize GLOPERBA in 2024.

Our three product candidates are (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM”), a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a Phase 2, next-generation, triple-strength formulation of ZTlido, for the treatment of chronic neck pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022 and a Phase 2 clinical trial is expected to commence in 2024. If these product candidates are approved by the FDA, we believe each of them could become the preferred treatment option for their respective indications in the United States.

On June 14, 2022, we entered into a License and Commercialization Agreement (the “Romeg Agreement”) with RxOmeg Therapeutics, LLC (a/k/a Romeg Therapeutics, Inc.) (“Romeg”). Pursuant to the Romeg Agreement, among other things, Romeg granted us (1) the right to manufacture, promote, market, distribute and sell pharmaceutical products comprising liquid formulations of colchicine for the prophylactic treatment of gout in adult humans in the United States and (2) an exclusive, transferable license to use the trademark “GLOPERBA”. We believe Gloperba is the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults. Gout is a painful arthritic disorder affecting an estimated 9.2 million people in the United States. Gout pain can be excruciating and is a form of inflammatory arthritis that develops in some people who have high levels of uric acid in their blood. It can cause sudden severe episodes of pain and can be disabling with tenderness, warmth and swelling. Non-steroidal anti-inflammatory drugs, colchicine and corticosteroids are used a majority of time as the first line to treat acute gout. The U.S. is observed to have a high prevalence of gout, owing to lifestyle issues such as high alcohol intake, obesity, and smoking. We are planning to commercialize GLOPERBA in 2024 and believe we are well-positioned to market and distribute the product. We have a direct distribution network to national and regional wholesalers and pharmacies throughout the U.S. On February 12, 2023, we acquired from BioDelivery Sciences International, Inc. and Collegium Pharmaceutical, Inc. the rights to certain patents, trademarks, regulatory approvals, data, contracts, and other rights related to ELYXYB (celecoxib oral solution) and the commercialization thereof in the United States and Canada. ELYXYB is a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults. We launched ELYXYB in the U.S. in April 2023.

We are focused on identifying treatment options for pain management with established mechanisms that have deficiencies in safety, efficacy or patient experience. We believe this approach allows us to potentially leverage the regulatory approval pathway available under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act for each of these pipeline product candidates.

We acquired SP-102 from Semnur Pharmaceuticals, Inc. in March 2019 and are developing SP-102 to be an injectable viscous gel formulation of a widely used corticosteroid designed to address the serious risks posed by off-label epidural steroid injections (“ESI”), which are administered over 12 million times annually in the United States. SEMDEXA has been granted fast track designation by the FDA and, if approved, could become the only FDA-approved ESI for the treatment of sciatica. According to a report by Decision Resources Group, it was estimated that over 4.8 million patients would suffer from sciatica in the United States in 2022. SP-103 has also been granted fast track designation by the FDA and, if approved, could become the first FDA-approved lidocaine topical product for the treatment of chronic neck pain. We are developing SP-104 as a novel delayed-release formulation of low-dose naltrexone hydrochloride for the treatment of fibromyalgia, which remains a largely unmet medical need given the low response rates of commercially available therapies. Naltrexone is routinely used off-label to treat fibromyalgia. There are no low-dose formulations commercially available in the United States. Our patented formulation is designed to overcome undesirable effects of immediate release naltrexone, such as hyperalgesia, dysphoria, nausea, anxiety and insomnia. We believe our currently approved product and future product candidates, if approved, could address what we believe are the significant unmet needs of the targeted populations.

Our Marketed Product and Pipeline

The following chart illustrates our current commercial products and novel product candidates.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December  31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March  31, 2023, June  30, 2023 and September 30, 2023, each as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, which are incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

See the section titled “Risk Factors” in this prospectus for a discussion of some of the risks related to the execution of our business strategy.

Business Combination

On November 10, 2022, Vickers Vantage Corp. I, our predecessor company (“Vickers”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of March 17, 2022, by and among us, Vantage Merger Sub Inc., a Delaware corporation that was a wholly owned subsidiary of Vickers prior to the Closing (“Merger Sub”), and the pre-Business Combination Scilex Holding Company (“Legacy Scilex”), as it may be amended or restated from time to time (the “Merger Agreement”).

Pursuant to the Merger Agreement, (i) prior to the closing of the Business Combination (the “Closing”), Vickers changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”) and (ii) at the Closing, and following the Domestication, Merger Sub merged with and into Legacy Scilex (the “Merger”), with Legacy Scilex as the surviving company in the Merger, and, after giving effect to such Merger, Legacy Scilex became a wholly owned subsidiary of Vickers. The Merger was approved by Vickers’s shareholders at a meeting held on November 9, 2022. In connection with the Business Combination, Vickers changed its name to “Scilex Holding Company.”

Corporate Information

We were incorporated under the name “Vickers Vantage Corp. I” on February 21, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On November 9, 2022, we changed our jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. On November 9, 2022, we changed our name to “Scilex Holding Company”.

Our principal executive offices are located at 960 San Antonio Road, Palo Alto, California 94303, and our telephone number is (650) 516-4310. Our website address is www.scilexholding.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our business, financial condition and results of operations. In addition, we are in the process of evaluating the benefits of relying on the other exemptions and reduced reporting requirements provided by the JOBS Act.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the initial public offering of our company, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates equals or exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements”, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, together with all of the other information appearing in or incorporated by reference into this prospectus, as updated by our subsequent filings with the SEC, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before deciding to invest in our securities. If any of these risks actually occurs, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement, any post-effective amendment or in any filing or document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by this prospectus, if any, for working capital and general corporate purposes, which may include capital expenditures, commercialization expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the costs and timing of commercial and development activities, including, for example, conducting preclinical studies and clinical trials, our funding requirements and the availability and costs of other funds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in interest-bearing instruments.

We may bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Capital Market listing fees, and fees and expenses of our counsel and our accountants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:

•	our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market;

•	our public securities’ liquidity and trading;

•	our ability to raise financing in the future;

•	our use of proceeds in connection with any offering;

•	our future use of equity or debt financings to execute our business strategy;

•	our ability to use cash on hand to meet current and future financial obligations, including funding our operations, debt service requirements and capital expenditures;

•	the outcome of any legal proceedings that may be instituted against us;

•	our ability to attract and retain qualified directors, officers, employees and key personnel;

•	our ability to compete effectively in a highly competitive market;

•	the competition from larger biotechnology companies that have greater resources, technology, relationships and/or expertise;

•	the ability to protect and enhance our corporate reputation and brand;

•	the impact from future regulatory, judicial and legislative changes in our industry;

•	our ability to obtain and maintain regulatory approval of any of our product candidates;

•	our ability to research, discover and develop additional product candidates;

•	our ability to grow and manage growth profitably;

•	our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to execute our business plans and strategy;

•	the effect of global economic and political developments, including the conflicts in Ukraine and Israel;

•	the impact of COVID-19 and other similar disruptions in the future; and

•	other factors detailed under the section of this prospectus titled “Risk Factors.”

Any forward-looking statements should be considered in light of these factors. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “contemplate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “will,” “would” and other similar words and expressions (including the negative of any of the foregoing), but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and our directors, officers and affiliates. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

You should read this prospectus, or any accompanying prospectus supplement and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I —Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2022 and Part II—Item 1A, “Risk Factors”, in our Quarterly Reports on Form 10-Q for the quarters ended March  31, 2023, June  30, 2023 and September 30, 2023 and in other filings with the SEC, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, that are incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Some of these risks and uncertainties may in the future be amplified by COVID-19 (or other similar disruptions), and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

DESCRIPTION OF CAPITAL STOCK

General Matters

The Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) authorizes the issuance of (i) 740,000,000 shares of Common Stock and (ii) 45,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”), of which 29,057,097 shares have been designated as Series A Preferred Stock. As of November 30, 2023, there were 157,905,655 shares of Common Stock and 29,057,097 shares of Series A Preferred Stock issued and outstanding.

Our Common Stock

The Certificate of Incorporation provides the following with respect to the rights, powers, preferences and privileges of our Common Stock.

Dividend Rights

The holders of our Common Stock are entitled to receive ratably those dividends, if any, that may be declared from time to time by our board of directors (the “Board”) upon the shares of our capital stock, which dividends may be paid either in cash, in property or in shares of our capital stock, subject to preferences that may be applicable to preferred stock, if any, then outstanding. Subject to applicable law and the Certificate of Incorporation, our Board will have full power to determine whether any dividends shall be declared and paid to stockholders.

Voting Rights

Each holder of our Common Stock will be entitled to one vote for each share of our Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except for any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding classes or series of our Preferred Stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the Certificate of Incorporation or the Delaware General Corporation Law, as amended (the “DGCL”). Any action or matter presented to the stockholders at a duly called or convened meeting, at which a quorum is present, will be decided by the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon, except that our directors will be elected by a plurality of the votes cast.

Right to Receive Liquidation Distributions

In the event of a liquidation, dissolution or winding up of the Company, the holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of our Preferred Stock, if any, then outstanding.

No Preemptive or Similar Rights

Our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Fully Paid and Non-Assessable

The outstanding Vickers Ordinary Shares and the shares of our Common Stock issued in the Business Combination are fully paid and non-assessable. The “Vickers Ordinary Shares” consist of (i) the ordinary shares, par value $0.0001 per share, of Vickers prior to the Domestication and (ii) the Common Stock following the Domestication.

Our Preferred Stock

The Certificate of Incorporation authorizes our Board, subject to limitations prescribed by Delaware law, to issue up to 45,000,000 shares of preferred stock in one or more series, to determine and fix from time to time the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof, including voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights, in each case without further vote or action by our stockholders. The number of authorized shares of our Common Stock and our Preferred Stock may be increased or decreased (but not below the number of the shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of our outstanding stock entitled to vote thereon.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock. Other than the Series A Preferred Stock issued to Sorrento Therapeutics, Inc. (“Sorrento”) in connection with the closing of the Business Combination, there are no other Preferred Stock outstanding and we have no current plans to issue any other shares of preferred stock.

Number and Designation

We filed the Certificate of Designations of the Company, designating 29,057,097 shares of our preferred stock as “Series A Preferred Stock” (“Certificate of Designations”). As of the date of this prospectus, 29,057,097 shares of the Series A Preferred Stock are held by SCLX Stock Acquisition JV LLC, our indirect wholly-owned subsidiary, which shares were repurchased from Sorrento pursuant to the terms of the Stock Purchase Agreement, dated September 21, 2023, entered into between us and Sorrento (the “Sorrento SPA”) and represent all of the shares of Series A Preferred Stock that were previously owned by Sorrento. The shares of Series A Preferred Stock have all of the rights, preferences and privileges set forth in the Certificate of Designations as more fully described below.

Rank

The Series A Preferred Stock shall rank (i) senior to all of our Common Stock, and to all other classes or series of our capital stock, except for any such other class or series, the terms of which expressly provide that it ranks on parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company (“Junior Securities”); and (ii) on parity with each class or series of our capital stock, created specifically ranking by its terms on parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Company (“Parity Securities”).

Dividend Rights

Holders of the Series A Preferred Stock shall not be entitled to dividends unless we pay dividends to holders of the Common Stock and shall be entitled to receive, when, as and if declared by our Board, such dividends (whether in cash or other property) as are paid to holders of our Common Stock to the same extent as if such holders of Series A Preferred Stock had been deemed to convert their shares of Series A Preferred Stock into Common Stock and had held such shares of Common Stock on the record date for such dividends and distributions. Such payments will be made concurrently with the dividend or distribution to the holders of the Common Stock.

Liquidation Preference

In the event of a change of control, liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, before any payment or distribution of our property or assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of Series A Preferred Stock shall be entitled to receive an amount per share of Series A Preferred Stock equal to the greater of (i) the sum of $10.00 (which amount shall be appropriately adjusted in the event of any stock split, stock combination or other similar recapitalization of the Series A Preferred Stock) and all accrued and unpaid dividends and (ii) the amount such share of Series A Preferred Stock would be entitled to receive pursuant to the change of control, liquidation, dissolution or winding-up of the Company assuming that such share had been converted into shares of Common Stock in a Deemed Conversion (as defined below).

Conversion and Redemption Rights

The shares of Series A Preferred Stock will not be convertible into Common Stock or any of our other securities and will not be redeemable by the Company; provided, however, a number of the rights, preferences and privileges of the Series A Preferred Stock set forth in the Certificate of Designations will be determined based on an as-converted-to-Common Stock basis or otherwise assume that the shares of Series A Preferred Stock are converted into shares of Common Stock. Accordingly, the number of shares of Common Stock that each share of Series A Preferred Stock is deemed to be (or otherwise being treated as) converted into for the purpose of affecting the various rights, preferences and privileges of the Series A Preferred Stock set forth in the Certificate of Designation (a “Deemed Conversion”), whether in connection with a change of control or otherwise, shall be equal to the result obtained by dividing (i) stated value by (ii) $10.00 (subject to anti-dilution adjustments).

Voting and Other Preferred Rights

Except as otherwise required by law or as set forth in the Certificate of Designations, the holders of shares of Series A Preferred Stock will be entitled to vote, together with the holders of shares of Common Stock and not separately as a class, on all matters upon which holders of shares of Common Stock have the right to vote. The holders of shares of Series A Preferred Stock will be entitled to one vote for each share of Common Stock that such share of Series A Preferred Stock would otherwise be convertible into pursuant to a Deemed Conversion on the record date for the determination of the stockholders entitled to vote.

As long as any shares of Series A Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock (a) change the Series A Preferred Stock (whether by merger, consolidation, reclassification or otherwise) into cash, securities or other property except in accordance with the terms of the Certificate of Designations; (b) create, authorize or issue any Parity Security or other equity security the terms of which provide that it ranks senior to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding-up of the Company, or increase the authorized amount of any such other class or series; or (c) amend the Certificate of Incorporation or the Certificate of Designations in any manner that adversely affects the holders of Series A Preferred Stock.

Registration Rights

Pursuant to the Registration Rights Agreement entered into in connection with the closing of the Business Combination, certain of our stockholders are able to demand that we register their registrable securities under certain circumstances and each also have piggyback registration rights for these securities. In addition, we are required to file and maintain an effective registration statement under the Securities Act covering the resale of all such registrable securities. We have filed a registration statement on Form S-1 (File No. 333-268603) which was initially declared effective by the SEC on December 27, 2022, in order to satisfy these obligations. The registration of these securities will enable the public sale of such securities. The presence of these additional shares of Common Stock trading in the public market may have an adverse effect on the market price of our securities.

Anti-Takeover Matters in our Governing Documents and Under Delaware Law

Certain provisions of Delaware law, along with the Certificate of Incorporation and the Bylaws of Company (the “Bylaws”), all of which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of the Company to first negotiate with our Board. However, these provisions could have the effect of delaying, discouraging or preventing attempts to acquire the Company, which could deprive our stockholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.

Authorized but Unissued Capital Stock

The authorized but unissued shares of our Common Stock and our Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the rules and listing standards of The Nasdaq Stock Market LLC. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Impact of the Equity Repurchase Transaction on Provisions Related to a Sorrento Trigger Event

Certain provisions of our Certificate of Incorporation related to the number of authorized directors, filling vacancies on the Board, removal of directors, stockholder actions by written consent, calling of special meetings of our stockholders, our election to not be governed by Section 203 of the DGCL and amendments to our Certificate of Incorporation and our Bylaws lapse upon or are triggered at the time Sorrento Therapeutics, Inc. (“Sorrento”, together with its affiliates, subsidiaries, successors and assigns (other than us and our subsidiaries)) first ceases to beneficially own more than 50% in voting power of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors (the “Sorrento Trigger Event”). Upon the closing of the equity repurchase transaction pursuant to the Sorrento SPA, a Sorrento Trigger Event occurred. The disclosures below related to the foregoing provisions are based on the occurrence of such event.

Classified Board of Directors

The Certificate of Incorporation provides that our Board are divided into three classes, with the classes as nearly equal in number as practical and each class serving three-year staggered terms. The directors in each class serve for a three-year term (except that the term of our current Class II directors shall expire at the second annual meeting of stockholders following the closing of the Business Combination), with one class being elected each year by the stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

The Certificate of Incorporation also provides that the total number of directors shall be determined from time to time exclusively by our Board.

Removal of Directors; Vacancies

The Certificate of Incorporation provides that, except as otherwise required by law or the Certificate of Incorporation, directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class, in each case subject to the rights of holders of any series of Preferred Stock.

In addition, the Certificate of Incorporation provides that, except as otherwise provided therein or by law, any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in our Board, shall be filled only by a majority of the directors then in office, although less than a quorum, and shall not be filled by our stockholders, in each case subject to the rights of the holders of any series of Preferred Stock.

These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, changes in control of the Company or changes in our management.

Delaware Anti-Takeover Law

The Certificate of Incorporation provides that we are governed by Section 203 of the DGCL.

Section 203 of the DGCL prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such persons become interested stockholders, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The Certificate of Incorporation provides that the restrictions on business combination of Section 203 of the DGCL will not apply to Sorrento or its current or future Affiliates (as defined in the Certificate of Incorporation) regardless of the percentage of ownership of the total voting power of all the then-outstanding shares of our capital stock entitled to vote generally in the election of directors beneficially owned by them.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority of the shares of our capital stock entitled to vote generally in the election of directors will be able to elect all of our directors.

Special Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may only be called by order of the Chairperson of our Board, our Board or the Chief Executive Officer, subject to the rights of the holders of any series of Preferred Stock with respect to such series of preferred stock. The Bylaws prohibits the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers or changes in control or management.

Director Nominations and Stockholder Proposals

The Bylaws establishes advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information.

Generally, to be timely, a stockholder’s notice must be delivered to our secretary at our principal executive offices not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (in the case of the first annual meeting of stockholders held after January 1, 2023, the date of the preceding year’s annual meeting of the stockholders shall be deemed to be June 30, 2022); provided, however, that, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by us. The Bylaws also specifies requirements as to the form and content of a stockholder’s notice. The Bylaws allows any previously scheduled stockholders meeting to be postponed, adjourned or canceled by resolution of our Board; provided, however, that with respect to any special meeting of stockholders scheduled at the request of Sorrento, our Board is not allowed to postpone, reschedule or cancel without the prior written consent of Sorrento. In addition, the Bylaws allows the chair of a meeting of the stockholders to adopt rules and regulations for the conduct of that meeting that may have the effect of precluding the conduct of certain business at that meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL and the terms of the Certificate of Incorporation, any action required or permitted to be taken by our stockholders must be effected by a duly called annual or special meeting of such stockholders, subject to the rights of the holders of any series of Preferred Stock with respect to such series of preferred stock.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The Certificate of Incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class, will be required to alter, amend or repeal the following provisions of the Certificate of Incorporation: Article V (Board of Directors), Article VI (Consent of Stockholders in Lieu of Meeting; Special Meetings of Stockholders), Article VII (Limitation of Liability), Article VIII (Corporate Opportunities and Competition), Article IX (Exclusive Forum), Article X (Section 203 of the DGCL) and Article XI (Amendment of Certificate of Incorporation and Bylaws), and no other provision may be adopted, amended or repealed that would have the effect of modifying or permitting the circumvention of the provisions set forth in any of such Articles.

The Certificate of Incorporation and the Bylaws provide that, our Board is authorized to make, alter and repeal the Bylaws, without the consent or vote of the stockholders, by an approval of a majority of the total authorized number of directors. The affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class, will be required to alter, amend or repeal the Bylaws.

The provisions of the DGCL, the Certificate of Incorporation and the Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our Board and our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees or stockholders to us or our stockholders, (iii) any action asserting a claim against us or any of our current or former directors, officers, employees or stockholders arising pursuant to any provision of the DGCL or of the Certificate of Incorporation or the Bylaws, (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws, (v) any action or proceeding asserting a claim against us or any of our current or former directors, officers, employees or stockholders as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, or (vi) any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL. The foregoing exclusive forum provisions will not apply to claims arising under the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

In addition, the Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Although we believe these provisions benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in the Certificate of Incorporation to be inapplicable or unenforceable in such action. We may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation.

Limitation of Liability and Indemnification of Directors and Officers

The Certificate of Incorporation and the Bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Bylaws provide that we shall indemnify any person who is or was a director or officer of the Company or who is or was serving at our request as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (a “Covered Person”) and who is or was a party to, is threatened to be made a party to, or is otherwise involved (including as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative based on such person’s actions in his or her official capacity as a director or officer of the Company or as a director, officer or trustee of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise (to the extent serving in such position at our request), in each case against all liability and loss suffered (including, without limitation, any judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 and amounts paid in settlement consented to in writing by us) and expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection therewith, subject to certain conditions. In addition, the Bylaws provide that we may, to the fullest extent permitted by law, (i) advance costs, fees or expenses (including attorneys’ fees) incurred by a Covered Person defending or participating in any proceeding in advance of the final disposition of such proceeding, subject to certain exceptions, and (ii) purchase and maintain insurance, at our expense, to protect us and any person who is or was a director, officer, employee or agent of the Company or is or was a director, officer, employee or agent of the Company serving at our request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss, whether or not we would have the power or obligation to indemnify such person against such liability, expense or loss under the DGCL or the provisions of the Bylaws.

We have entered into indemnification agreements with each of our directors, executive officers and certain other employees as determined by our Board. These agreements, among other things, require us to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses actually and reasonably incurred by the directors and executive officers in connection with any proceeding. Our Board believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The above description of the indemnification provisions of the Certificate of Incorporation, the Bylaws and the indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board.

The limitation of liability and indemnification provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. In addition, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of

Incorporation provides that, to the fullest extent permitted by law, no Identified Person (as defined therein) will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates are engaged or that are deemed to be competing with us or any of our affiliates or (ii) otherwise investing in or providing services to any person that is engaged in the same or similar business activities as we or our affiliates or competes with us or our affiliates. In addition, to the fullest extent permitted by law, no Identified Person will have any obligation to offer to us or our subsidiaries or affiliates the right to participate in any corporate opportunity in the same or similar business activities or lines of business in which we or our affiliates are engaged or that are deemed to be competing with us or any of our affiliates. Subject to the preceding sentences and to the fullest extent permitted by applicable law, neither we nor any of our subsidiaries shall have any rights in any business interests, activities or ventures of any Identified Person, and we waive and renounce any interest or expectancy therein, except with respect to opportunities offered solely and expressly to our officers in their capacity as such.

Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery. However, appraisal rights are not available in all circumstances.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our capital stock at the time of the transaction to which the action relates.

SPAC Warrants

At the effective time of the Domestication, each warrant to purchase Vickers Ordinary Shares that was issued and outstanding immediately prior to the effective time of the Domestication and not terminated pursuant to its terms was converted into a warrant to purchase shares of our Common Stock on the same terms and conditions as are in effect with respect to such warrant immediately prior to the effective time of the Domestication. As of November 30, 2023, there are 10,958,309 outstanding SPAC Warrants.

“SPAC Warrants” consist of (i) the redeemable warrants that were included in the Units (each of which consisted of one Vickers Ordinary Share and one-half of one redeemable warrant) that entitle the holder of each whole warrant to purchase one Vickers Ordinary Share at a price of $11.50 per share (the “Public Warrants”), and (ii) the 6,840,000 warrants sold in a private placement to Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd consummated on January 11, 2021 (of which 2,736,000 were subsequently forfeited and 3,104,000 were transferred to Sorrento, in each case in connection with the Business Combination) (the “Private Placement Warrants”).

Public Warrants

Each Public Warrant entitles the registered holder thereof to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. We may, in our sole discretion, lower the warrant exercise price at any time prior to the expiration date for a period of not less than 20 business days and any such reduction will be applied consistently to all of the warrants, provided that we will provide at least 20 days’ prior written notice to registered holders of the warrants.

However, no Public Warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of the Common Stock issuable upon exercise of the warrants and a current prospectus relating to such Common Stock. Notwithstanding the foregoing, if a registration statement covering the issuance of the Common Stock issuable upon exercise of the Public Warrants is not effective within 90 days from the consummation of the Business Combination, warrantholders may, from the 91st day after the consummation of the Business Combination until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

The warrants will expire five years from the consummation of the Business Combination (i.e., November 10, 2027) at 5:00 p.m., New York City time or earlier upon redemption or liquidation.

We may call the warrants for redemption (excluding the Private Placement Warrants), in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder,

•

if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third trading day prior to the date on which notice of redemption is given, and

•

if, and only if, there is an effective registration statement covering the Common Stock issuable upon exercise of the Public Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption.

We may not exercise such redemption right if the issuance of the Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing per share price of our Common Stock and the warrant exercise price so that if the per share price of our Common Stock declines as a result of our redemption call, the redemption will not cause the per share price of our Common Stock to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders of warrants to exercise their warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported closing price of the shares of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. For example, if a holder held 150 warrants to purchase 150 shares of our Common Stock and the fair market value on the trading date prior to exercise was $15.00, that holder would receive 35 shares of our Common Stock without the payment of any additional cash consideration. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our Common Stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances. Requiring a cashless exercise in this manner will reduce the number of shares of our Common Stock to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to use if we do not need the cash from the exercise of the Public Warrants.

The warrants are issued in registered form under a warrant agreement (the “Warrant Agreement”) between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the registered holders of a majority of the then-outstanding warrants (including the Private Placement Warrants) in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of (i) a stock dividend or split up, (ii) a consolidation, combination, reverse stock split or reclassification of the Common Stock, (iii) extraordinary dividend or (iv) reclassification or reorganization of the outstanding Common Stock or an merger or consolidation of us with or into another corporation. However, the warrants will not be adjusted for issuances of shares of Common Stock at a price below the par value per share issuable upon exercise of the warrants. Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, the warrant exercise price will be adjusted by multiplying such warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified check or bank draft payable to the order of the warrant agent or wire transfer, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Common Stock held of record on all matters to be voted on by stockholders.

Except as described above, no Public Warrants will be exercisable for cash and we will not be obligated to issue shares of Common Stock upon exercise of a warrant unless the shares of Common Stock issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Common Stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the Common Stock issuable upon the exercise of the warrants is not current or if the Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrantholders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrantholder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 9.8% of the Common Stock outstanding immediately after giving effect to such exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number of shares of Common Stock to be issued to the warrantholder.

Private Placement Warrants

The Private Placement Warrants are identical to the Public Warrants except that such Private Placement Warrants are exercisable for cash (even if a registration statement covering the issuance of the Common Stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

The foregoing summary of the terms and conditions of the SPAC Warrants does not purport to be complete and is qualified in its entirety by reference to the copy of the specimen warrant certificate and the Warrant Agreement that are filed as exhibits to the registration statement of which this prospectus forms a part.

Penny Warrants

In connection with the closing of the transactions contemplated by the Securities Purchase Agreement, dated September 21, 2023, between us and Oramed Pharmaceuticals Inc. (“Oramed” and such Securities Purchase Agreement, the “Scilex-Oramed SPA”), we issued warrants to purchase Common Stock, having an exercise price of $0.01 per share, subject to adjustment as provided therein (such warrants, the “Penny Warrants”), to Oramed.

The warrant to purchase up to an aggregate of 4,500,000 shares of our Common Stock, with an exercise price of $0.01 per share, which we issued to Oramed pursuant to the Scilex-Oramed SPA (the “Closing Penny Warrant”), will be exercisable upon the earliest of (i) March 14, 2025, (ii) the date on which the senior secured promissory note due 18 months from the date of issuance in the principal amount of $101, 875,000 issued by us to Oramed pursuant to the Scilex-Oramed SPA (the “Oramed Note”) has been repaid in full and (iii) the Management Sale Trigger Date (as defined therein), if any, and will expire on the date that is the fifth anniversary of the issuance date. For purposes of the Penny Warrants, the Management Sale Trigger Date is generally the first date on which either Dr. Henry Ji, our Executive Chairperson, or Mr. Jaisim Shah, our Chief Executive Officer and President and a member of the Board, engages in certain sales or other similar transfers of shares of Common Stock or other of our or any of our subsidiaries’ securities, subject to certain exceptions as are customary for lock-up agreements executed by directors and officers in connection with financings or similar transactions.

Pursuant to the Scilex-Oramed SPA, we issued to Oramed four warrants (each a “Subsequent Penny Warrant”) to purchase up to an aggregate of 8,500,000 shares of our Common Stock, each with an exercise price of $0.01 per share, each for 2,125,000 shares of Common Stock, one of which shall vest and become exercisable on the date that is the later of (i) each of March 19, 2024, June 17, 2024, September 15, 2024 or December 14, 2024 (the “Subsequent Penny Warrant Vesting Date”) and (ii) the earliest of (A) March 14, 2025, (B) the date on which the Oramed Note has been repaid in full and (C) the Management Sale Trigger Date (as defined therein), if any. Each Subsequent Penny Warrant will expire on the date that is the fifth anniversary of the issuance date; provided that, if the Oramed Note is repaid in full prior to the Subsequent Penny Warrant Vesting Date applicable to such Subsequent Penny Warrant, such Subsequent Penny Warrant will expire on the date the Oramed Note is repaid in full.

The exercise price of the Closing Penny Warrant issued to Oramed pursuant to the Scilex-Oramed SPA is $0.01 per share, subject to adjustment as provided therein. The exercise price and number of shares of Common Stock issuable upon the exercise of the Penny Warrants will be subject to adjustment in the event of any stock dividend, stock split, recapitalization, reorganization or similar transaction, as described in the Penny Warrants; provided that there shall not be any adjustment to the exercise price of the Penny Warrants in the event we combine (by combination, reverse stock split or otherwise) our Common Stock into a smaller number of shares.

Oramed may exercise the Penny Warrants by means of a “cashless exercise.” The Closing Penny Warrant and the Subsequent Penny Warrants utilize the same form of warrant.

The Penny Warrants may not be exercised if Oramed, together with its affiliates, would beneficially own in excess of 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Oramed Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, Oramed may increase or decrease the Oramed Beneficial Ownership Limitation.

The foregoing summary of the terms and conditions of the Penny Warrants does not purport to be complete and is qualified in its entirety by reference to the copy of the form of Penny Warrants that is filed as an exhibit to the registration statement of which this prospectus forms a part.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

Listing

Shares of our Common Stock and Public Warrants are listed on the Nasdaq Capital Market under the symbols “SCLX” and “SCLXW”, respectively.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses we authorize for use in connection with a specific offering of debt securities, as well as the complete indenture that contains the terms of the debt securities.

General Matters

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations or financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities”, which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”), for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the form of the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of and interest on the debt securities will be payable;

•	the applicability of any guarantees;

•	the terms and conditions upon which we may redeem the debt securities;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•

if the debt securities of the series will be issued in whole or in part in the form of a global debt security, the terms and conditions, if any, upon which such global debt security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

•	the principal amount due at maturity, and whether the debt securities will be issued with original issue discount;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

•

if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	the terms of the subordination of any series of the debt securities;

•	restrictions on transfer, sale or other assignment of the debt securities, if any;

•

if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and maximum length of any such deferral period;

•	with regard to the debt securities that do not bear interest, the dates for certain required reports to the trustee;

•	any provisions granting special rights to holders when a specified event occurs;

•	any addition to or change in the provisions relating to or dealing with defeasance;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.

Consolidation, Merger or Sale

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than Scilex) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable;

•

default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series outstanding at the time occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification of Indenture; Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of, or extend the time for, payment of interest (including default interest) on any debt security;

•

reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or interest on, any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute a suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and such opinion shall confirm based thereon that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “—Consolidation, Merger or Sale” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by, or acting as an agency or instrumentality of, that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Form, Exchange and Transfer

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “-Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. The holder may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

The holder may effect the transfer of certificated debt securities and the right to receive the principal of and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Scilex, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indentures or in the Trust Indenture Act), it must eliminate such conflict or resign.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in the applicable prospectus supplements and free writing prospectuses we have authorized for use in connection with a specific offering, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Common Stock, preferred stock or debt securities and may be issued in one or more series.

Warrants may be issued independently or together with Common Stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus we authorize for use in connection with the specific offering. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses we have authorized for use in connection with a specific offering, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General Matters

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase Common Stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase Common Stock, preferred stock, units or the other securities described in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title, aggregate number of shares of Common Stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the currencies in which the rights are being offered;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of Common Stock, preferred stock, units or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Common Stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, brokers or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in the applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus we authorize for use in connection with a specific offering of units, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security in certain situations, as described under “—Special Situations When a Global Security Will Be Terminated”, or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name”. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass the payment or notice along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holder’s consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do the same; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. The rights of holders and street name investors are described above.

A global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may have authorized for use in connection with a specific offering) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than Common Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the Common Stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Common Stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority (FINRA), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Scilex Holding Company appearing in Scilex Holding Company’s Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Scilex Holding Company. The SEC’s Internet site can be found at http://www.sec.gov.

We also maintain a website at www.scilexholding.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities, and the inclusion of our website address in this prospectus is an inactive textual reference only.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023;

(b)

Our Quarterly Reports on Form 10-Q for the quarter ended March  31, 2023, filed with the SEC on May 12, 2023, the quarter ended June 30, 2023, filed with the SEC on August 11, 2023, and the quarter ended September 30, 2023, filed with the SEC on November 14, 2023;

(c)

Our Current Reports on Form 8-K (other than any portions thereof furnished under Item 2.02 or Item  7.01 of Form 8-K and any exhibits accompanying such reports that relate to such items) filed with the SEC on January  9, 2023, January  17, 2023, February  6, 2023, February  9, 2023, February  13, 2023, March  21, 2023, April  11, 2023, April  20, 2023, April  26, 2023, May  5, 2023, June  27, 2023, July  7, 2023, August  31, 2023, September  8, 2023, September 13. 2023, September  21, 2023, September  22, 2023, September  26, 2023, September  27, 2023, September  28, 2023, October  11, 2023, November  2, 2023 and December 22, 2023; and

(d)

The description of our Common Stock set forth in our Registration Statement on Form 8-A (File No. 001-39852), filed with the SEC on January 6, 2021, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 7, 2023.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Scilex Holding Company

Attn: Investor Relations

960 San Antonio Road

Palo Alto, CA 94303

investorrelations@scilexholdings.com

Phone: (650) 516-4310

SCILEX HOLDING COMPANY

$50,000,000 Principal Amount of Tranche B Senior Secured Convertible Note Due 2026

Common Warrants to Purchase up to 7,500,000 Shares of Common Stock

Up to 7,500,000 Shares of Common Stock Underlying the Common Warrants

2,197,802 Shares of Common Stock to the Placement Agents

Placement Agent Warrants to Purchase up to 3,669,724 Shares of Common Stock

Up to 3,669,724 Shares of Common Stock Underlying the Placement Agent Warrants

PROSPECTUS SUPPLEMENT

Rodman & Renshaw LLC

StockBlock Securities LLC

October 7, 2024